Exhibit 99.8

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE THE PEPSI BOTTLING GROUP,	:	CONSOLIDATED
INC., SHAREHOLDERS LITIGATION	:	CIVIL ACTION NO. 4526-VCS

IN RE PEPSIAMERICAS, INC.	:	CONSOLIDATED
SHAREHOLDERS LITIGATION	:	CIVIL ACTION NO. 4530-VCS

STIPULATION AND AGREEMENT OF

COMPROMISE, SETTLEMENT, AND RELEASE

The parties to the consolidated class actions captioned In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS) (the “PBG Action”) and In re PepsiAmericas, Inc. Shareholders Litigation (C.A. No. 4530-VCS) (the “PAS Action,” and, together with the PBG Action, the “Actions”) currently pending before the Court of Chancery of the State of Delaware (the “Court”), and the parties to the related actions currently pending in the District Court for the Fourth Judicial District of the State of Minnesota, County of Hennepin, and the Supreme Court of the State of New York, Counties of Westchester and New York (as described in Paragraphs U and V below), by and through their respective attorneys, have entered into the following Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation” or “Settlement”) and hereby submit this Stipulation for approval by the Court.

WHEREAS:

A. The Actions arise out of proposals by PepsiCo, Inc. (“PepsiCo”) to acquire the outstanding shares of common stock that it does not already own in its two largest anchor bottlers, The Pepsi Bottling Group, Inc. (“PBG”) and PepsiAmericas, Inc. (“PAS”).

B. PepsiCo and its subsidiaries collectively own approximately 32.2% of the outstanding shares of PBG common stock and 100% of the shares of PBG Class B common stock, which represents approximately 39.2% of the combined voting power of the outstanding shares of common stock and Class B common stock of PBG. Two PepsiCo employees, John C. Compton and Cynthia M. Trudell, serve as members of the ten-member board of directors of PBG (the “PBG Board”). PepsiCo and its subsidiaries collectively own approximately 43.4% of the outstanding common stock of PAS.

C. On April 19, 2009, PepsiCo sent letters to the PBG Board and the board of directors of PAS (the “PAS Board”) setting forth non-binding proposals to acquire all of the outstanding shares of common stock that PepsiCo does not already own in PBG and PAS (the “April Proposals”). PepsiCo’s proposal to acquire PBG consisted of 50% cash and 50% PepsiCo common stock, valued PBG stock at $29.50 per share, and represented a premium of 17.1% over the closing price of PBG’s stock on the last full trading day before the first announcement of PepsiCo’s proposal and a 36% premium over the average closing price of PBG’s stock over the previous thirty days. PepsiCo’s proposal to acquire PAS consisted of 50% cash and 50% PepsiCo common stock, valued PAS stock at $23.27 per share, and represented a premium of 17.1% over the closing price of PAS’s stock on the last full trading day before the first announcement of PepsiCo’s proposal and a 33.4% premium over the average closing price of PAS’s stock over the previous thirty days. The April Proposals were expressly cross-conditioned on the successful completion of both proposed acquisitions (meaning that PepsiCo’s proposal to acquire PBG was conditioned on the successful acquisition of PAS, and vice versa).

D. On April 20, 2009, PepsiCo issued a press release announcing the April Proposals and reproducing the full text of the letters sent to the boards of directors of PBG and PAS. PepsiCo’s press release noted, among other things, that each of the proposals was cross-conditioned upon the successful completion of the other transaction. The press release indicated

that PepsiCo expected that PBG and PAS each would rely upon a committee of independent directors to review the proposals and that PepsiCo’s proposal to acquire PAS was conditioned upon the approval of a majority of the directors of PAS that are independent of PepsiCo. In addition, the press release noted that PepsiCo had indicated to both PBG and PAS that it was committed to completing the proposed transactions and that it would not consider a disposition of its shares of either company. PepsiCo noted that it expected that the consolidation would create annual pre-tax synergies estimated to be more than $200 million.

E. Later on April 20, 2009, PBG issued a press release confirming that it had received an unsolicited, non-binding proposal from PepsiCo and that the PBG Board would evaluate the proposal carefully and respond in due course. PAS also issued a press release confirming that it had received a non-binding proposal from PepsiCo and that the PAS Board would review the proposal carefully and determine the appropriate response in due course.

F. Beginning on April 20, 2009, putative class action complaints were filed against various combinations of PepsiCo, PBG, PAS, and the individual members of the boards of directors of PBG and PAS (collectively, the “Defendants”) challenging the fairness of the proposals and the proposed acquisitions in this Court, the District Court for the Fourth Judicial District of the State of Minnesota, County of Hennepin, and the Supreme Court of the State of New York, Counties of Westchester and New York. In total, eight complaints were filed in this Court:

•	IBEW Local Union 98 v. The Pepsi Bottling Group, Inc. (C.A. No. 4526-VCS) (filed on April 22, 2009);

•	Rosman v. PepsiAmericas Inc. (C.A. No. 4527-VCS) (filed on April 22, 2009);

•	Lehigh County Employees Retirement Plan v. PepsiCo, Inc. (C.A. No. 4528-VCS) (filed on April 23, 2009);

•	Stationary Engineers Local 39 Pension Trust Fund v. The Pepsi Bottling Group, Inc. (C.A. 4529-VCS) (filed on April 23, 2009);

•	City of Ann Arbor Employees’ Retirement System v. Alvarado (C.A. No. 4530-VCS) (filed on April 23, 2009);

•	The General Retirement System of the City of Detroit v. PepsiCo Inc. (C.A. No. 4542-VCS) (filed on April 28, 2009);

•	Wayne County Employees’ Retirement System v. PepsiCo, Inc. (C.A. No. 4544-VCS) (filed on April 28, 2009); and

•	Southeastern Pennsylvania Transportation Authority v. PepsiAmericas, Inc. (C.A. No. 4546-VCS) (filed on April 28, 2009).

Certain of these complaints alleged that Article Seventh of the certificate of incorporation of PBG and Article Tenth of the certificate of incorporation of PAS—which limit the liability of PepsiCo and its officers, directors, and employees for breaches of fiduciary duty by reason of PepsiCo’s pursuit of potential transactions or matters that may be corporate opportunities to PBG or PAS, respectively—were invalid and/or inapplicable to the April Proposals and the proposed transactions insofar as they purport to eliminate liability for breach of fiduciary duty or limit PepsiCo’s fiduciary duty with respect to its proposed acquisitions of PBG and PAS. In addition, the complaints challenged the cross-conditionality of the April Proposals and alleged that the structure of the proposals, coupled with the certificate provisions, could cause the PBG and PAS stockholders not to receive a fair price for their shares.

G. On April 20, 2009, the PBG Board (acting without Mr. Compton and Ms. Trudell) formed a special committee, comprised entirely of independent directors (the “PBG Special Committee”), for the purpose of (1) evaluating PepsiCo’s proposal, (2) making recommendations to the PBG Board regarding PepsiCo’s proposal and other potential actions, and (3) if determined appropriate by the PBG Board, negotiating a transaction in respect of PepsiCo’s proposal or other alternative transactions. The PBG Special Committee consists of the following five independent directors: Ira D. Hall (chairperson), Barry H. Beracha, Susan D. Kronick, Blythe J. McGarvie, and Javier G. Teruel. The PBG Special Committee retained Morgan

Stanley as a financial advisor and Cravath, Swaine & Moore LLP as a legal advisor. On April 22, 2009, PBG announced that it had formed the PBG Special Committee to respond to PepsiCo’s proposal.

H. On April 23, 2009, the PAS Board delegated its full power and authority to a transactions committee, comprised entirely of independent directors (the “PAS Transactions Committee”), to review, evaluate, and, as appropriate, negotiate and decide whether or not to recommend a transaction with PepsiCo or any alternative thereto to the PAS Board. The PAS Board also resolved that it could not approve a transaction with PepsiCo or any alternative thereto without receiving the favorable recommendation of the PAS Transactions Committee. The PAS Transactions Committee consists of the following eight independent directors: Archie R. Dykes (chairperson), Herbert M. Baum, Richard G. Cline, Michael J. Corliss, Pierre S. du Pont, Jarobin Gilbert, Jr., James R. Kackley, and Deborah E. Powell. The PAS Board and the PAS Transactions Committee engaged Goldman Sachs as a financial advisor, the PAS Board engaged Briggs and Morgan, P.A. as a legal advisor, and the PAS Transactions Committee engaged Sullivan & Cromwell LLP as a legal advisor. On April 24, 2009, PAS announced that it had formed the PAS Transactions Committee to respond to PepsiCo’s proposal.

I. On May 1, 2009, certain of the plaintiffs who had filed actions in this Court moved for an order setting an expedited briefing schedule on a contemplated motion for partial summary judgment on their claims concerning Article Seventh of PBG’s certificate of incorporation and Article Tenth of PAS’s certificate of incorporation. The plaintiffs annexed to their motion for an order setting an expedited briefing schedule a proposed motion for partial summary judgment on these claims.

J. On May 4, 2009, PBG issued a press release announcing that, based on the unanimous recommendation of the PBG Special Committee, the PBG Board had rejected PepsiCo’s April 19 proposal as grossly inadequate. The press release included the full text of a May 4, 2009 letter to PepsiCo from Mr. Hall and Eric J. Foss, Chairman and Chief Executive Officer of PBG, which stated PBG’s conclusion that PepsiCo’s proposal substantially undervalued PBG. The press release also disclosed that PBG’s Board had approved the adoption of a stockholder rights plan, retention agreements for certain key employees, and amendments to PBG’s bylaws to include notice and informational requirements for stockholder proposals and stockholder action taken by written consent. Details concerning these actions were provided in a Form 8-K filed by PBG with the Securities and Exchange Commission (the “SEC”) on May 4, 2009.

K. On May 7, 2009, PAS issued a press release announcing that the PAS Board, based on the recommendation of the PAS Transactions Committee, had unanimously determined that PepsiCo’s proposal to acquire PAS was not acceptable or in the best interest of PAS’s stockholders, and that PAS had amended its existing stockholder rights plan to extend the expiration date of the plan for one year.

L. Later on May 7, 2009, in response to the announcements by PBG and PAS, PepsiCo issued a press release reiterating its belief that it had made full and fair offers for both PBG and PAS that were in the best interests of PBG, PAS, and their respective stockholders.

M. On May 11, 2009, PepsiCo announced that PepsiCo, along with Mr. Compton and Ms. Trudell, had filed a complaint against PBG and the other members of the PBG Board in this Court. The complaint alleged that the PBG Board had held a board meeting without providing notice to Mr. Compton and Ms. Trudell, that the defensive measures approved at that meeting and announced on May 4, 2009 were void, and that the stockholder rights plan adopted at that meeting was procedurally and substantively infirm.1

[1]	On May 18, 2009, the PBG Board held a meeting and considered and approved de novo the substance of the actions previously taken by the PBG Board and announced on May 4, 2009. Mr. Compton and Ms. Trudell were present at the beginning of the meeting but subsequently recused themselves. On August 5, 2009, PepsiCo voluntarily dismissed with prejudice PepsiCo’s complaint against PBG and the individual members of the PBG Board (other than Mr. Compton and Ms. Trudell).

N. On May 14, 2009, the Court held an initial status conference for the actions pending before this Court, at which the Court and the parties to the lawsuits pending in this Court agreed that the cases should be consolidated into two separate (but coordinated) class actions—one for each of the proposals by PepsiCo to acquire PBG and PAS.

O. From June 2009 and throughout the summer of 2009, representatives of PepsiCo and its financial advisors met with representatives of the PBG Special Committee, the PAS Transactions Committee, and their respective financial advisors to discuss the April Proposals, the estimated synergies in connection with acquisitions of PAS and PBG by PepsiCo, and the values of PAS and PBG. Representatives of PBG and PAS attended certain of these meetings.

P. On June 1, 2009, the plaintiffs in the actions pending before this Court challenging PepsiCo’s proposal to acquire PBG filed a joint stipulation and proposed an order (1) consolidating the actions relating to PBG under the caption In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS); (2) appointing as co-lead plaintiffs in the PBG Action, Philadelphia Public Employees Retirement System, City of Ann Arbor Employees’ Retirement System, The General Retirement System of the City of Detroit, The Police and Fire Retirement System of the City of Detroit, IBEW Local Union 98, and Lehigh County Employees Retirement Plan; and (3) appointing as co-lead counsel in the PBG Action, Barroway Topaz Kessler Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., Barrack Rodos & Bacine, and Chimicles & Tikellis LLP (“Co-Lead Counsel in the PBG Action”).

Q. On June 2, 2009, PBG issued a press release announcing an increase in its earnings guidance for the second quarter and fiscal year 2009. In connection with that earnings release, PBG hosted a webcast presentation discussing its revised earnings as well as its perspective on PepsiCo’s proposal to acquire PBG. During the presentation, PBG stated that it estimated that the annual synergies of an acquisition of PBG and PAS by PepsiCo would be in the range of $750 to $850 million.

R. Later on June 2, 2009, PepsiCo issued a press release reiterating its view that synergies of at least $200 million would be achievable in the proposed acquisitions, stating that PepsiCo believed that there was no justification for PBG’s statement that synergies of $750 million to $850 million were achievable, and stating that PBG had previously communicated to PepsiCo that a combination of PBG and PAS would generate synergies below $100 million.

S. On June 4, 2009, the plaintiffs in the actions pending before this Court challenging PepsiCo’s proposal to acquire PAS filed a joint stipulation and proposed an order (1) consolidating the actions relating to PAS under the caption In re PepsiAmericas, Inc. Shareholders Litigation (C.A. No. 4530-VCS); and (2) appointing as co-lead counsel in the PAS Action, Barroway Topaz Kessler Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., and Abbey Spanier Rodd & Abrams LLP (“Co-Lead Counsel in the PAS Action”).

T. On June 5, 2009, the Court entered two orders approving the stipulations filed by Co-Lead Counsel in the PBG Action and Co-Lead Counsel in the PAS Action (together, “Co-Lead Counsel”) and providing for coordination between the Actions.

U. In addition to the Actions pending before this Court, five actions are currently pending in the state courts of Minnesota and New York. The actions pending in the District Court for the Fourth Judicial District of the State of Minnesota, County of Hennepin (collectively, the “Minnesota Actions”) are (1) Kahn v. Pohlad (No. 27-CV-09-9023) (filed on April 20, 2009); and (2) Simon v. PepsiAmericas, Inc. (No. 27-CV-09-11054) (filed on May 5, 2009).2

V. The actions pending in the Supreme Court of the State of New York (collectively, the “New York Actions”) are (1) Electrical Workers Pension Fund, Local 103, I.B.E.W. v. PepsiAmericas, Inc. (No. 09-09261) (filed on April 29, 2009 in Westchester County); (2) Plumbers’ Union Local No. 12 Pension Fund v. The Pepsi Bottling Group, Inc. (No. 09-10892) (filed on May 5, 2009 in Westchester County); and (3) Asbestos Workers, Local 14 Pension Fund v. The Pepsi Bottling Group, Inc. (No. 09-650270) (filed on May 8, 2009 in New York County).3

W. On June 19, 2009, Co-Lead Counsel filed a consolidated class action complaint in each of the Actions pending in this Court. The complaints sought, among other things, damages and declaratory, injunctive, and other equitable relief and alleged, among other things, that the defendants had breached or would breach their fiduciary duties owed to the public stockholders

[2]	On June 29, 2009, upon the stipulation of the parties, the District Court for the Fourth Judicial District of the State of Minnesota, County of Hennepin, entered an order consolidating and staying these actions pending resolution of the PAS Action. In addition to these actions, on April 21, 2009, an alleged PAS stockholder filed an action captioned Leone v. PepsiAmericas, Inc. (No. 27-CV-09-9196). This action was consolidated and stayed, along with the Minnesota Actions, pending resolution of the PAS Action. On September 23, 2009, plaintiff Joseph Leone voluntarily dismissed the action captioned Leone v. PepsiAmericas, Inc.
[3]	On October 2, 2009, upon the stipulation of the parties, the Supreme Court of the State of New York, County of New York, entered an order staying the action before it for forty-five days while plaintiff’s counsel conferred with Co-Lead Counsel in the PBG Action. On October 21, 2009, upon the stipulation of the parties, the Supreme Court of the State of New York, County of Westchester, entered an order staying the two actions before it pending resolution of the PBG Action and the PAS Action.

of PBG and PAS, that PepsiCo is a “controlling stockholder” of PBG and PAS, that the April Proposals and the transactions contemplated thereunder were not “entirely fair” to the public stockholders with respect to either price or process, and that PepsiCo had retaliated or would retaliate against PBG and PAS for rejecting the April Proposals. In addition, the complaints alleged that Article Seventh of the certificate of incorporation of PBG and Article Tenth of the certificate of incorporation of PAS—which limit the liability of PepsiCo and its officers, directors, and employees for breaches of fiduciary duty by reason of PepsiCo’s pursuit of potential transactions or matters that may be corporate opportunities to PBG or PAS, respectively—were invalid and/or inapplicable to the April Proposals and the proposed transactions insofar as they purport to eliminate liability for breach of fiduciary duty or limit PepsiCo’s fiduciary duty with respect to its proposed acquisitions of PBG and PAS. The complaint filed in the PAS Action also alleged that PepsiCo’s pursuit of its acquisition of PAS violated Section 3.1 of the Second Amended and Restated Shareholder Agreement, dated September 6, 2005, between PepsiCo and PAS (the “PAS Shareholder Agreement”), insofar as PepsiCo’s proposal to acquire PAS did not satisfy any of the criteria for a “Permitted Acquisition,” as that term is defined in the PAS Shareholder Agreement. In addition, the complaints challenged the cross-conditionality of the April Proposals and alleged that the structure of the proposals, coupled with the certificate provisions, could cause the PBG and PAS stockholders not to receive a fair price for their shares.

X. On July 23, 2009, plaintiffs in the PBG Action moved for partial summary judgment on their claims concerning Article Seventh of PBG’s certificate of incorporation, and plaintiffs in the PAS Action moved for partial summary judgment on their claims concerning Article Tenth of PAS’s certificate of incorporation and the PAS Shareholder Agreement.

Y. On August 3, 2009, PepsiCo and PBG (with the approval of the PBG Special Committee) entered into a merger agreement (the “PBG Merger Agreement”) pursuant to which PepsiCo will acquire all of the outstanding shares of PBG common stock that it does not already own (the “PBG Merger”). Pursuant to the agreement, PBG stockholders will have the option to elect to receive either $36.50 in cash or 0.6432 shares of PepsiCo common stock for each share of PBG, subject to proration such that the aggregate consideration to be paid to PBG stockholders will be 50% cash and 50% PepsiCo common stock.

Z. Also on August 3, 2009, PepsiCo and PAS (with the approval of the PAS Transactions Committee) entered into a merger agreement (the “PAS Merger Agreement”) pursuant to which PepsiCo will acquire all of the outstanding shares of PAS common stock that it does not already own (the “PAS Merger”). Pursuant to the agreement, PAS stockholders will have the option to elect to receive either $28.50 in cash or 0.5022 shares of PepsiCo common stock for each share of PAS, subject to proration such that the aggregate consideration to be paid to PAS stockholders will be 50% cash and 50% PepsiCo common stock.

AA. Unlike PepsiCo’s April Proposals, the PBG Merger is not conditioned on the successful completion of the acquisition of PAS. Although the PAS Merger is not conditioned on the successful completion of the acquisition of PBG, the PAS Merger is conditioned on the satisfaction of certain conditions to the PBG Merger concerning antitrust and competition laws.

BB. On August 4, 2009, PepsiCo, PBG, and PAS issued a joint press release announcing the PBG Merger Agreement and the PAS Merger Agreement (together, the “Merger Agreements”). The press release noted that the PBG Merger and the PAS Merger (together, the “Mergers”) are expected to create annual pre-tax synergies of $300 million by 2012.

CC. Defendants, senior management, and the members of the boards of directors of PepsiCo, PBG, and PAS, were advised of the commencement and pendency of the stockholder litigation as well as the claims presented by the litigation. Representatives of Defendants, including PepsiCo, PBG, and PAS, and their respective senior management and boards of directors, were regularly updated regarding the litigation and at all relevant times were aware of the scope and nature of the claims asserted and the pending motions for partial summary judgment. In negotiating the transactions, the directors and management of PepsiCo and the special committees of PBG and PAS sought transaction terms that would be acceptable to the public stockholders of all three companies and could potentially serve as the basis to resolve all litigation concerning the transactions.

DD. Shortly after the August 4 announcement of the Mergers, and throughout August and September 2009, Co-Lead Counsel and counsel for PepsiCo discussed certain concerns that Co-Lead Counsel had relating to the structure of the Mergers and the potential disclosures that PepsiCo would make in connection with the transactions, as well as possible grounds upon which to resolve the Actions. Co-Lead Counsel expressed their belief that the transactions should include conditions requiring the affirmative vote of the majority of the outstanding shares not owned by PepsiCo and its affiliates. Counsel for PepsiCo discussed the reasons for the exclusion of such conditions and suggested that PepsiCo, PBG, and PAS would include disclosures concerning those reasons. Co-Lead Counsel also argued that the termination fees and termination tails in the merger agreements were too large and should be reduced. Co-Lead Counsel also argued for several other revisions to the terms of the Merger Agreements, including adjustments to the cash proration provisions, inclusion of downside protection for the stock component of the consideration proposed by PepsiCo, and elimination of the “force the vote”

provisions. Co-Lead Counsel and counsel for PepsiCo also discussed the participation of Co-Lead Counsel early on in the disclosure process—including before the companies filed the preliminary proxy statements/prospectuses—to resolve, at an early stage, any issues concerning the adequacy of the information provided to the public stockholders of PBG and PAS.

EE. On August 31, 2009, the parties to the Actions filed Stipulations and Orders Governing the Protection and Exchange of Confidential Information, which the Court granted the same day. Shortly thereafter, Defendants commenced producing documents to Co-Lead Counsel.

FF. Throughout September 2009, Co-Lead Counsel and counsel to PepsiCo continued to discuss potential grounds upon which to settle the Actions. During the week of September 21, 2009, the parties discussed a potential settlement of the Actions on the following basis:

•

Participation in Drafting Disclosures. PepsiCo, PAS, and PBG would include Co-Lead Counsel in the disclosure process, including providing them with an opportunity to review and comment on the draft preliminary proxy statements/prospectuses before they were filed with the SEC. The settlement would expressly be conditioned upon Co-Lead Counsel being satisfied with the disclosures.

•

Reduction in the Termination Fees. PepsiCo would reduce (a) the termination fee set forth in Section 11.04(b)(i) of the PBG Merger Agreement from $165.3 million to $115 million; and (b) the termination fee set forth in Section 11.04(b)(i) of the PAS Merger Agreement from $71.6 million to $50 million.

•

Shortening of the Termination Tails. PepsiCo would shorten (a) the termination tail set forth in Section 11.04(b)(ii) of the PBG Merger Agreement from 12 months to 6 months; and (2) the termination tail set forth in Section 11.04(b)(ii) of the PAS Merger Agreement from 12 months to 6 months.

GG. Co-Lead Counsel have reviewed and analyzed the facts and circumstances relating to the claims asserted in the Actions, as known by plaintiffs and Co-Lead Counsel in the Actions to date, including conducting discussions with counsel to PepsiCo, PAS, and PBG, and analyzing thousands of pages of non-public documents produced by Defendants, documents obtained through public sources, applicable case law, and other authorities. Based on this investigation, plaintiffs in the Actions have decided to enter into the Stipulation and settle the Actions based upon the terms and conditions hereinafter set forth, after taking into account, among other things, (1) the substantial benefits to the Classes (as defined below) from the litigation of the PBG Action and the PAS Action and the Settlement; (2) the risks of continued litigation in these Actions; (3) the conclusion reached by the parties and their counsel that the Settlement upon the terms and provisions set forth herein is fair, reasonable, adequate, and in the best interests of the Classes (as defined below) and will result in a material benefit to them; and (4) that the plaintiffs in the Actions and Co-Lead Counsel will be provided with the opportunity to obtain further discovery to confirm their decision to settle the Actions based on the benefits and conditions herein.

HH. Counsel in the Minnesota Actions and the New York Actions have reviewed and analyzed the facts and circumstances relating to the claims asserted in those actions, known to plaintiffs and their counsel in those actions to date, including analyzing documents obtained through publicly available sources, applicable case law, and other authorities. Based on this investigation, plaintiffs in the Minnesota Actions and the New York Actions have decided to enter into the Stipulation and dismiss with prejudice those actions based upon the terms and conditions hereinafter set forth, after taking into account, among other things, (1) the substantial benefits to members of the Classes (as defined below) from the litigation of the PBG Action and the PAS Action and the Settlement; (2) the risks of continued litigation in the Minnesota Actions and the New York Actions; and (3) the conclusion reached by the parties and their counsel that the Settlement upon the terms and provisions set forth herein is fair, reasonable, adequate, and in the best interests of the Classes (as defined below) and will result in a material benefit to them.

II. Defendants have denied, and continue to deny, any wrongdoing or liability with respect to all claims, events, and transactions complained of in these Actions, the Minnesota Actions, or the New York Actions, that they engaged in any wrongdoing, that they committed any violation of law, that they breached any fiduciary duties or acted in bad faith, and liability of any kind to the Classes, but state that they consider it desirable that these Actions, the Minnesota Actions, and the New York Actions be dismissed on the merits and with prejudice, in order to (1) avoid the substantial expense, burden, and risk of continued litigation; (2) dispose of potentially burdensome and protracted litigation; and (3) finally put to rest and terminate the claims asserted in these Actions, the Minnesota Actions, and the New York Actions and dispel any uncertainty that may exist as a result of the pendency of the litigations.

NOW, THEREFORE, IT IS STIPULATED AND AGREED, subject to approval by the Court, pursuant to Court of Chancery Rule 23, for good and valuable consideration, that the Actions shall be dismissed on the merits with prejudice as to all Defendants and against all members of the Classes (as defined below), and all Released Claims (as defined below) shall be completely, fully, finally, and forever compromised, settled, released, discharged, extinguished, and dismissed with prejudice and without costs (except as provided by paragraphs 12 and 20, below), as to all Released Persons (defined below), upon the following terms and conditions:

DEFINITIONS

1. In addition to the terms defined above, the following additional terms shall have the meanings specified below:

1.1. The “PBG Class” means a non-opt-out class for settlement purposes (pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2)) of all record holders and beneficial owners of PBG common stock at any time during the period beginning on and including April

20, 2009 through and including the date of the consummation of the PBG Merger. Excluded from the PBG Class are the defendants in the PBG Action, members of the immediate family of any individual defendant in the PBG Action, any entity in which a defendant in the PBG Action has or had a controlling interest, officers of the defendants in the PBG Action, and the legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person.

1.2. The “PAS Class” means a non-opt-out class for settlement purposes (pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2)) of all record holders and beneficial owners of PAS common stock at any time during the period beginning on and including April 20, 2009 through and including the date of the consummation of the PAS Merger. Excluded from the PAS Class are the defendants in the PAS Action, members of the immediate family of any individual defendant in the PAS Action, any entity in which a defendant in the PAS Action has or had a controlling interest, officers of the defendants in the PAS Action and the legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person.

1.3. The “Classes” means the PBG Class and the PAS Class.

1.4. “Final Court Approval” means the date on which the Order and Final Judgment approving the Settlement and dismissing the Actions with prejudice becomes final and no longer subject to further appeal or review, whether by the passage of time, affirmance on appeal, or otherwise.

1.5. “Notices” means the Notices of Pendency and Settlement of Action, substantially in the form attached as Exhibits B and C.

1.6. “Order and Final Judgment” means an order or orders entered by the Court, substantially in the form of Exhibit D attached hereto, approving this Settlement and dismissing the Actions with prejudice and without costs to any party (except as provided below in paragraphs 12 and 20).

1.7. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, or any other business or legal entity.

1.8. “Plaintiffs” means the plaintiffs in the PBG Action, the PAS Action, the Minnesota Actions, and/or the New York Actions, without respect to whether any such plaintiff has been appointed a “Lead Plaintiff” or “Co-Lead Plaintiff.”

1.9. “Plaintiffs’ Counsel” means any counsel representing any of the Plaintiffs.

1.10. “Released Claims” means any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, material or immaterial, matured or unmatured, that have been, could have been, or in the future can or might be asserted in either of the Actions or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state law, statutory or common law, relating to alleged fraud, breach of any duty, negligence, violations of state or federal securities laws or otherwise), whether individual, class, derivative, representative, legal, equitable, or any other type or in any other capacity, which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to the allegations, facts, events, transactions, matters, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, embraced, involved in, set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the Actions, the Minnesota Actions, or the New York Actions, the institution, prosecution, or settlement of the Actions, the Minnesota Actions, or the New York Actions, or the subject matter of the Actions, the Minnesota Actions, or the New York Actions, and including without limitation any claims (whether or not asserted) in any way related to the consideration of, decision to enter, or entry into the Merger Agreements, the April Proposals, the PBG Merger, the PAS Merger, transactions related to the PBG Merger, the PAS Merger, or the Merger Agreements, the consideration paid in the PBG Merger or the PAS Merger, the negotiations preceding the PBG Merger, the PAS Merger, or the Merger Agreements, the adequacy and completeness of disclosures made in connection with the PBG Merger, the PAS Merger, the Merger Agreements, transactions related to the PBG Merger, the PAS Merger, the Merger Agreements, and/or consideration paid in the PBG Merger or the PAS Merger (including, but not limited to, public statements and SEC filings), and any alleged breaches of the fiduciary duties of the Defendants, or the aiding and abetting thereof, provided, however, that the Released Claims shall not be construed to limit the right of the Defendants, Plaintiffs, or any member of the Classes to enforce the terms of this Stipulation or any properly perfected claims for appraisal under section 262 of General Corporation Law of the State of Delaware in connection with the Mergers.

1.11. “Released PBG Transaction Persons” means each and all of PepsiCo, PBG, and the individual members of the PBG Board and their respective relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and each and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns.

1.12. “Released PAS Transaction Persons” means each and all of PepsiCo, PAS, and the individual members of the PAS Board and their respective relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and each and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns.

1.13. “Released PBG Plaintiffs Persons” means each and all of the PBG stockholder Plaintiffs in the PBG Action and the New York Actions, and their respective counsel, relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and each and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns.

1.14. “Released PAS Plaintiffs Persons” means each and all of the PAS stockholder Plaintiffs in the PAS Action, the Minnesota Actions, and the New York Actions, and their respective counsel, relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and each and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns.

1.15. “Released Person” means any person receiving a release set forth in paragraphs 4–9 below.

1.16. “Releases” mean the releases set forth in paragraphs 4–9 below.

1.17. “Releasing Person” means any person granting a release set forth in paragraphs 4–9 below.

1.18. “Scheduling Order” means an order in substantially the form attached hereto as Exhibit A scheduling a hearing to establish the procedure and/or timing for: (1) conducting confirmatory discovery as provided in paragraph 19 below; (2) the approval of the Notices; and (3) the Court’s consideration of the Settlement, the certifications of the Classes, and the application for attorneys’ fees and expenses by Plaintiffs in the Actions and Co-Lead Counsel.

1.19. “Settlement Hearing” means the hearing or hearings at which the Court will review the fairness, reasonableness, and adequacy of the Settlement, and the appropriateness and amount of an award of attorneys’ fees and expenses payable to Co-Lead Counsel.

SETTLEMENT CONSIDERATION

2. In consideration for the full settlement and release of all Released Claims,

Defendants have taken the following actions:

•

PepsiCo, PAS, and PBG included Co-Lead Counsel in the disclosure process, including providing them with an opportunity to review and comment on the draft preliminary proxy statements/prospectuses before they were filed with the SEC. The settlement is expressly conditioned upon Co-Lead Counsel being satisfied that the final disclosures are not materially misleading or omissive.

•

PepsiCo reduced (a) the termination fee set forth in Section 11.04(b)(i) of the PBG Merger Agreement from $165.3 million to $115 million; and (b) the termination fee set forth in Section 11.04(b)(i) of the PAS Merger Agreement from $71.6 million to $50 million. PepsiCo’s agreement to reduce the termination fees was reflected in letters from PepsiCo to the boards of directors of PBG and PAS, dated November 16, 2009.

•

PepsiCo shortened (a) the termination tail set forth in Section 11.04(b)(ii) of the PBG Merger Agreement from 12 months to 6 months; and (2) the termination tail set forth in Section 11.04(b)(ii) of the PAS Merger Agreement from 12 months to 6 months. PepsiCo’s agreement to shorten the termination tails was reflected in letters from PepsiCo to the boards of directors of PBG and PAS, dated November 16, 2009.

3. Defendants acknowledge that they, senior management, and the members of the boards of directors of PepsiCo, PBG, and PAS, were advised of the commencement and pendency of the stockholder litigation as well as the claims presented by the litigation. Representatives of Defendants, including PepsiCo, PBG, and PAS, and their respective senior management and boards of directors, were regularly updated regarding the litigation and at all relevant times were aware of the scope and nature of the claims asserted and the pending motions for partial summary judgment. In negotiating the transactions, the directors and management of PepsiCo and the special committees of PBG and PAS sought transaction terms that would be acceptable to the public stockholders of all three companies and could potentially serve as the basis to resolve all litigation concerning the transactions.

SCOPE OF RELEASES

4. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Actions, the Minnesota Actions, the New York Actions, and any and all related claims as to any settling party to the Actions, or party that could have been named in the Actions or any related action, including the Minnesota Actions and the New York Actions.

5. PBG stockholder Plaintiffs in the PBG Action and the New York Actions and their respective counsel, and each and every member of the PBG Class, and any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for them or on their behalf, individually and collectively, shall and hereby do completely, fully, finally, and forever release, relinquish, settle, and discharge the Released PBG Transaction Persons from any and all of the Released Claims.

6. PAS stockholder Plaintiffs in the PAS Action, the New York Actions, and the Minnesota Actions, and their respective counsel, and each and every member of the PAS Class, and any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for them or on their behalf, individually and collectively, shall and hereby do completely, fully, finally, and forever release, relinquish, settle, and discharge the Released PAS Transaction Persons from any and all of the Released Claims.

7. PepsiCo, PBG, the individual members of the PBG Board, and their respective counsel, individually and collectively, shall and hereby do completely, fully, finally, and forever release, relinquish, settle, and discharge the Released PBG Plaintiffs Persons from any and all of the Released Claims.

8. PepsiCo, PAS, the individual members of the PAS Board, and their respective counsel, individually and collectively, shall and hereby do completely, fully, finally, and forever release, relinquish, settle, and discharge the Released PAS Plaintiffs Persons from any and all of the Released Claims.

EFFECT OF RELEASES

9. The releases contemplated by this Stipulation extend to claims that any Releasing Person may not know or suspect to exist at the time of the releases, which if known, might have affected the Releasing Person’s decision to enter into the release or whether or how to object to the Court’s approval of the Settlement. The Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which may have the effect of limiting the releases set forth above. In particular, the Releasing Persons shall be deemed by operation of law to have relinquished to the full extent permitted by law, the provisions, rights, and benefits of section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Persons shall be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to section 1542 of the California Civil Code. The parties do not and shall not concede that any law, other than the law of the State of Delaware, is applicable to this Stipulation or the releases of the Released Claims. The Releasing Persons acknowledge that the Releasing Persons may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Releasing Persons to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts. The parties to this Stipulation acknowledge that the foregoing waiver was separately bargained for and is a material term of the Settlement.

CLASS CERTIFICATION

10. For purposes of settlement only, the parties agree that the Actions shall be maintained and certified as non-opt out class actions, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), on behalf the PBG Class and the PAS Class. In the event that the Settlement does not become final for any reason, Defendants reserve the right to oppose certification of any class in any future proceedings.

SCHEDULING ORDER

11. As soon as practicable after the Stipulation has been executed, the parties to the Action shall jointly submit the Stipulation together with its related documents to the Court, and shall apply to the Court to enter the Scheduling Order, substantially in the form attached hereto as Exhibit A. The parties to the Action shall include as part of the Scheduling Order forms of Notice substantially in the form attached hereto as Exhibits B and C.

NOTICES

12. PepsiCo shall be responsible (and shall bear the costs) for the reproduction and distribution of the Notices, in the form attached hereto as Exhibits B and C, or as otherwise approved by the Court, and in no event shall Plaintiffs, Plaintiffs’ Counsel, or any member of the Classes be responsible for any notice costs or expenses. Following consummation of the Mergers, and no later than forty-five (45) days prior to the Settlement Hearing, PepsiCo shall cause the Notices to be distributed, by First-Class Mail, to all reasonably identifiable members of the Classes at the respective addresses set forth in PBG’s and PAS’s stock records as of the final day of the respective Class periods. At least ten (10) days prior to the Settlement Hearing, counsel for PepsiCo shall file with the Court an appropriate affidavit with respect to the preparation and mailing of the Notices.

INJUNCTIONS

13. Upon entry of the Scheduling Order, pending Final Court Approval of the Settlement, the members of the Classes are barred and enjoined without the necessity of posting bond from asserting, commencing, prosecuting, assisting, instigating, continuing, or in any way participating in the commencement or prosecution of any action asserting any Released Claims, whether directly, representatively, individually, derivatively, or in any other capacity, which have been or could have been asserted, against any Released Person.

STAY OF PROCEEDINGS

14. Within ten (10) days after the Court enters the Scheduling Order, the parties to the Minnesota Actions and the New York Actions shall jointly move to stay any and all actions that are not already subject to a stay order. The parties also agree to use their reasonable best efforts to prevent, stay, or seek dismissal of, or oppose entry of any interim or final relief in favor of any member of the Classes in any other litigation against any Released Person that challenges the Settlement or otherwise involves any Released Claims.

DISMISSAL OF ACTIONS WITH PREJUDICE

15. If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Court, the parties shall jointly and promptly request that the Court enter an Order and Final Judgment in the Actions substantially in the form attached hereto as Exhibit D.

16. Within ten (10) days after the Final Court Approval of the Settlement, the Plaintiffs in the Minnesota Actions and the New York Actions shall move to voluntarily dismiss with prejudice each of the Minnesota Actions and the New York Actions, based on the doctrine of res judicata, collateral estoppel, the effect of the releases provided by this Stipulation, and/or any similar theory.

CONDITIONS OF SETTLEMENT

17. This Settlement (including the Releases given pursuant to the terms of this Stipulation) shall be null and void and of no force and effect, unless otherwise agreed by the parties pursuant to paragraph 40 herein, if: (1) either the PBG Merger or the PAS Merger is not consummated in accordance with the respective Merger Agreements; (2) the Court does not certify the Classes; (3) Co-Lead Counsel conclude that the confirmatory discovery set forth in paragraph 19 does not confirm that the Settlement is fair, reasonable, adequate, and in the best interests of the respective Classes; (4) Co-Lead Counsel conclude that the disclosures in connection with the PAS Merger and PBG Merger are materially omissive or misleading; (5) the Settlement does not obtain Final Court Approval for any reason; or (6) the Actions, the Minnesota Actions, and the New York Actions are not dismissed with prejudice against all Defendants, with such dismissals becoming final and no longer subject to further appeal or review by lapse of time or otherwise. In such event, this Stipulation shall not be deemed to prejudice in any way the respective positions of the parties with respect to the Actions.

18. The existence of this Stipulation and its contents and any negotiations, statements, or proceedings in connection therewith, shall not be construed or deemed evidence of, a presumption, concession, or admission by any Released Person or any other person of any fault, liability, or wrongdoing as to any facts or claims alleged or asserted in the Actions or otherwise, or that Plaintiffs or Plaintiffs’ Counsel, the Classes, or any present or former stockholders of PBG or PAS, or any other person, has suffered any damage attributable in any manner to any Released Person. The existence of the Stipulation, its contents, or any negotiations, statements or proceedings in connection therewith, shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any person for any purpose in the Actions or otherwise, except as may be necessary to enforce or obtain Court approval of the Settlement. Notwithstanding the foregoing, any of the Released Persons may file the Stipulation or any judgment or order of the Court related hereto, in the Minnesota Actions, the New York Actions, or any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim. This provision shall remain in force in the event that the Settlement is terminated.

CONFIRMATORY DISCOVERY

19. Defendants have produced documents to Co-Lead Counsel in the Actions to date, and Co-Lead Counsel and counsel for Defendants agree to engage in such reasonable, additional confirmatory discovery as agreed to by such parties. The Scheduling Order shall provide that such confirmatory discovery shall be concluded by Co-Lead Counsel and counsel for Defendants on or before the date on which Notices are disseminated to PBG and PAS stockholders pursuant to paragraph 12 above.

ATTORNEYS’ FEES

20. Plaintiffs in the Actions and Co-Lead Counsel intend to petition the Court for an award of up to seven million, seven hundred and fifty thousand dollars ($7,750,000.00) for attorneys’ fees and expenses (including costs, disbursements, and expert and consultant fees) in connection with the Actions to be paid by PepsiCo or its subsidiaries. Defendants agree not to oppose any such petition and acknowledge that Co-Lead Counsel have a claim for attorneys’ fees and reimbursement of expenses in the Actions based upon the benefits that the litigation of the PBG Action and the PAS Action and the Settlement have provided and will provide to the Classes. PepsiCo, on behalf of and for the benefit of itself and the other Defendants in the Actions, agrees to pay any final award of fees and expenses by the Court, not to exceed the amount specified in the first sentence of this paragraph.

21. Resolution of the petition for an award of attorneys’ fees and expenses shall not be a precondition to this Settlement or to the dismissal with prejudice of the Actions, the Minnesota Actions, or the New York Actions. The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys’ fees and expenses. Any dispute regarding the allocation or division of any fees and expenses among counsel for the Plaintiffs shall have no effect on this Stipulation or the Settlement.

22. If the Court grants the fee petition, any amount awarded shall be paid to Co-Lead Counsel by PepsiCo or its subsidiaries within ten (10) business days after an order granting the fee application is entered, subject to each Co-Lead Counsel’s obligation to make appropriate refunds or repayments to PepsiCo of the applicable portion of the fee received by each of them if, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the amount of the fee awarded is reduced or the Settlement (or any of the Releases set forth in the Settlement) is overturned or otherwise disturbed. Except as expressly provided in this paragraph and paragraphs 12 and 20 above, PepsiCo and/or any Defendant in the Actions, the Minnesota Actions, or the New York Actions shall not be liable for any fees or expenses of Plaintiffs, Plaintiffs’ Counsel, or any member of the Classes, or of any attorney, expert, advisor, agent, or representative of the foregoing in connection with this Settlement. In no event shall the individual defendant members of the boards of directors of PAS or PBG be liable for any fees or expenses in connection with this Settlement.

23. Defendants and their counsel shall have no responsibility for, and no liability whatsoever with respect to, the fee allocation among Plaintiffs’ Counsel. Any allocation among Plaintiffs’ Counsel of the fee amount referenced in paragraph 20 above shall be made at the sole discretion of Co-Lead Counsel, and is subject to each Plaintiffs’ Counsel’s obligations to make appropriate refunds or repayments of the applicable portion of the fee paid to each of them if, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the amount of the fee awarded is reduced.

BEST EFFORTS

24. The parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement).

25. Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

STIPULATION NOT AN ADMISSION

26. The provisions contained in this Stipulation and all negotiations, statements, and proceedings in connection therewith are not, will not be argued to be, and will not be deemed to be a presumption, a concession, or an admission by any party of any fault, liability, or wrongdoing as to any fact or claim alleged or asserted in the Actions, the Minnesota Actions, the New York Actions, or any other actions or proceedings and will not be interpreted, construed, deemed, invoked, offered, or received in evidence, or otherwise used by any party or person in this or any other actions or proceedings, whether civil, criminal, or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation.

NO WAIVER

27. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of this Stipulation to be performed by such other party.

28. No waiver, express or implied, by any party of any breach or default in the performance by the other party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

AUTHORITY

29. This Stipulation will be executed by counsel to the parties to the Actions, the Minnesota Actions, and the New York Actions, each of whom represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.

SUCCESSORS AND ASSIGNS

30. This Stipulation is and shall be binding upon, and inure to the benefit of, the parties and their respective agents, executors, administrators, heirs, successors, and assigns, including without limitation any corporation or other entity with which any party hereto may merge or otherwise consolidate.

GOVERNING LAW AND FORUM

31. This Stipulation and the Settlement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles. Any dispute arising out of this Stipulation or Settlement shall be filed and litigated exclusively in the Court of Chancery of the State of Delaware. Each party hereto (1) consents to personal jurisdiction in any such action (but in no other action) brought in this Court; (2) consents to service of process by registered mail (with a copy to be delivered at the time of such mailing to counsel for each party by facsimile or electronic mail) upon such party and/or such party’s agent; (3) waives any objection to venue in this Court and any claim that Delaware or this Court is an inconvenient forum; and (4) waives any right to demand a jury trial as to any such action.

WARRANTY

32. Plaintiffs and Plaintiffs’ Counsel represent and warrant that none of the Released Claims has been assigned, encumbered, or in any manner transferred in whole or in part, and that Plaintiffs and Plaintiffs’ Counsel will not attempt to assign, encumber, or in any manner transfer in whole or in part any of the Released Claims.

33. Each party represents and warrants that the party, or a responsible officer or partner or other fiduciary thereof, has read this Stipulation and understands the contents hereof.

34. Each party represents and warrants that the party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and all of the matters pertaining thereto, as the party deems necessary and advisable.

ENTIRE AGREEMENT

35. This Stipulation and the attached exhibits constitute the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior or contemporaneous oral or written agreements, understandings, or representations. All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

INTERPRETATION

36. Each term of this Stipulation is contractual and not merely a recital.

37. This Stipulation will be deemed to have been mutually prepared by the parties and will not be construed against any of them by reason of authorship.

38. Section and/or paragraph titles have been inserted for convenience only and will not be used in determining the terms of this Stipulation.

39. The terms and provisions of this Stipulation are intended solely for the benefit of the Released Persons, the Classes, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights or remedies upon any other person or entity, except any attorneys’ fees and expenses to be paid pursuant to the terms of this Stipulation.

AMENDMENTS

40. This Stipulation may not be amended, changed, waived, discharged, or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by the party against whom enforcement of such amendment, change, waiver, discharge, or termination is sought.

COUNTERPARTS

41. This Stipulation may be executed in any number of actual, telecopied, or electronically mailed counterparts and by each of the different parties on several counterparts, each of which when so executed and delivered will be an original. This Stipulation will become effective when the actual or telecopied counterparts have been signed by each of the parties and delivered to the other parties. The executed signature page(s) from each actual, telecopied, or electronically mailed counterpart may be joined together and attached and will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Stipulation, dated November 17, 2009, to be executed, by their duly authorized attorneys.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

Dated November 17, 2009	DAVIS POLK & WARDWELL LLP

	By:	/s/ Lawrence Portnoy
Lawrence Portnoy

Dated November 17, 2009	RICHARDS, LAYTON & FINGER, P.A.

	By:	/s/ Daniel A. Dreisbach
Daniel A. Dreisbach (#2583)

Counsel for Defendants PepsiCo, Inc., John C. Compton, and Cynthia M. Trudell

Dated November 17, 2009	CRAVATH, SWAINE & MOORE LLP

	By:	/s/ Max R. Shulman
Max R. Shulman

Dated November 17, 2009	POTTER ANDERSON & CORROON LLP

	By:	/s/ Michael D. Goldman
Michael D. Goldman (#268) Stephen C. Norman (I.D. 2686) Brian C. Ralston (I.D. No. 3770) 1313 N. Market Street Hercules Plaza – 6th Floor Wilmington, DE 19801 302-984-6000

Counsel for Defendants The Pepsi Bottling Group, Inc., Linda G. Alvarado, Barry H. Beracha, Eric J. Foss, Ira D. Hall, Susan D. Kronick, Blythe J. McGarvie, John A. Quelch, and Javier Teruel

Dated November 17, 2009	BRIGGS & MORGAN, P.A.

	By:	/s/ Patrick S. Williams
Patrick S. Williams

Dated November 17, 2009	MORRIS JAMES LLP

	By:	/s/ P. Clarkson Collins, Jr.
P. Clarkson Collins, Jr. (#739)

Counsel for Defendants PepsiAmericas, Inc., Matthew M. McKenna, and Robert C. Pohlad

Dated November 17, 2009	SULLIVAN & CROMWELL LLP

	By:	/s/ Brian T. Frawley
Brian T. Frawley

Dated November 17, 2009	MORRIS, NICHOLS, ARSHT & TUNNELL LLP

	By:	/s/ S. Mark Hurd
S. Mark Hurd (#3297)

Attorneys for Defendants Herbert M. Baum, Richard G. Cline, Michael J. Corliss, Pierre S. Du Pont, Archie R. Dykes, Jarobin Gilbert, James R. Kackley, and Deborah E. Powell

Dated November 19, 2009	GRANT & EISENHOFER P.A.

	By:	/s/ Michael J. Barry
Michael J. Barry (#4368)

Co-Lead Counsel for Plaintiffs in litigation captioned In re PepsiAmericas, Inc. Shareholders Litigation (C.A. No. 4530-VCS) and Co-Lead Counsel for Plaintiffs in litigation captioned In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS)

Dated November 17, 2009	BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

	By:	/s/ Gerald H. Silk
Gerald H. Silk

Co-Lead Counsel for Plaintiffs in litigation captioned In re PepsiAmericas, Inc. Shareholders Litigation (C.A. No. 4530-VCS) and Co-Lead Counsel for Plaintiffs in litigation captioned In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS)

Dated November 20, 2009	BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP

	By:	/s/ Marc A. Topaz
Marc A. Topaz

Co-Lead Counsel for Plaintiffs in litigation captioned In re PepsiAmericas, Inc. Shareholders Litigation (C.A. No. 4530-VCS) and Co-Lead Counsel for Plaintiffs in litigation captioned In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS)

Dated November 17, 2009	CHIMICLES & TIKELLIS LLP

	By:	/s/ Pamela S. Tikellis
Pamela S. Tikellis (#2172)

Co-Lead Counsel for Plaintiffs in litigation captioned In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS)

Dated November 17, 2009	BARRACK, RODOS & BACINE

	By:	/s/ Jeffrey W. Golan
Jeffrey W. Golan

Co-Lead Counsel for Plaintiffs in litigation captioned In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS)

Dated November 17, 2009	ABBEY SPANIER RODD & ABRAMS LLP

	By:	/s/ Judith L. Spanier
Judith L. Spanier

Co-Lead Counsel for Plaintiffs in litigation captioned In re PepsiAmericas, Inc. Shareholders Litigation (C.A. No. 4530-VCS)

Dated November 17, 2009	GARDY & NOTIS, LLP

	By:	/s/ Mark C. Gardy
Mark C. Gardy

Counsel for Plaintiff in litigation captioned Kahn v. Pohlad (No. 27-CV-09-9023)

Dated November 17, 2009	WOLF HALDENSTEIN ADLER FREEMAN & HERTZ LLP

	By:	/s/ Gregory Nespole
Gregory Nespole

Counsel for Plaintiff in litigation captioned Simon v. PepsiAmericas, Inc. (No. 27-CV-09- 11054) and Counsel for Plaintiff in litigation captioned Asbestos Workers, Local 14 Pension Fund v. The Pepsi Bottling Group, Inc. (No. 09- 650270)

Dated November 17, 2009	KOHN SWIFT & GRAF, PC

	By:	/s/ Denis F. Sheils
Denis F. Sheils

Counsel for Plaintiff in litigation captioned Asbestos Workers, Local 14 Pension Fund v. The Pepsi Bottling Group, Inc. (No. 09-650270)

Dated November 17, 2009	LABATON SUCHAROW LLP

	By:	/s/ Christopher Keller
Christopher Keller

Counsel for Plaintiff in litigation captioned Electrical Workers Pension Fund, Local 103, I.B.E.W. (No. 09-09261)

Dated November 18, 2009	COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP

	By:	/s/ Samuel H. Rudman
Samuel H. Rudman

Counsel for Plaintiff in litigation captioned Plumbers’ Union Local No. 12 Pension Fund (No. 09-10892)

Exhibit A

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE THE PEPSI BOTTLING GROUP,	:	CONSOLIDATED
INC., SHAREHOLDERS LITIGATION	:	CIVIL ACTION NO. 4526-VCS

IN RE PEPSIAMERICAS, INC.	:	CONSOLIDATED
SHAREHOLDERS LITIGATION	:	CIVIL ACTION NO. 4530-VCS

SCHEDULING ORDER

The parties to the action captioned In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS) (the “PBG Action”) and the parties to the action captioned In re PepsiAmericas, Inc. Shareholders Litigation (C.A. No. 4530-VCS) (the “PAS Action”), having applied pursuant to Delaware Court of Chancery Rule 23(e) for an order approving the proposed settlement of the PBG Action and the PAS Action in accordance with the Stipulation and Agreement of Compromise, Settlement, and Release entered into by the parties on November     , 2009 (the “Stipulation”), and for dismissal of the PBG Action and the PAS Action on the merits with prejudice upon the terms and conditions set forth in the Stipulation (the “Settlement”); the Stipulation contemplating certification by this Court of a class in the PBG Action and a class in the PAS Action, solely for the purposes of settlement; and the Court having read and considered the Stipulation and accompanying documents; and all parties having consented to the entry of this Order,

NOW, THEREFORE, this      day of                     , 2009, upon application of the parties, IT IS HEREBY ORDERED that:

1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

2. Solely for purposes of the Settlement, the PBG Action shall be preliminarily certified and maintained as a non-opt-out class action, pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), on behalf of a class consisting of all record holders and beneficial owners of PBG common stock at any time during the period beginning on and including April 20, 2009 through and including the date of the consummation of the PBG Merger, and excluding the defendants in the PBG Action, members of the immediate family of any individual defendant in the PBG Action, any entity in which a defendant in the PBG Action has or had a controlling interest, officers of the defendants in the PBG Action, and the legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person (the “PBG Class”). The Court preliminarily certifies plaintiffs Philadelphia Public Employees Retirement System, City of Ann Arbor Employees’ Retirement System, The General Retirement System of the City of Detroit, The Police and Fire Retirement System of the City of Detroit, IBEW Local Union 98, and Lehigh County Employees Retirement Plan as representatives of the PBG Class (collectively, the “Co-Lead Plaintiffs in the PBG Action”). The law firms of Barroway Topaz Kessler Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., Barrack Rodos & Bacine, and Chimicles & Tikellis LLP are preliminarily certified as the co-lead counsel to the Co-Lead Plaintiffs in the PBG Action (collectively, the “Co-Lead Counsel in the PBG Action”).

3. Solely for purposes of the Settlement, the PAS Action shall be preliminarily certified and maintained as a non-opt-out class action, pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), on behalf of a class consisting of all record holders and beneficial owners of PAS common stock at any time during the period beginning on and including April 20, 2009 through and including the date of the consummation of the PAS

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Merger, and excluding the defendants in the PAS Action, members of the immediate family of any individual defendant in the PAS Action, any entity in which a defendant in the PAS Action has or had a controlling interest, officers of the defendants in the PAS Action, and the legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person (the “PAS Class”). The Court preliminarily certifies plaintiffs City of Ann Arbor Employees’ Retirement System, The General Retirement System of the City of Detroit and the Police and Fire Retirement System of the City of Detroit, Philadelphia Public Employees Retirement System, and Beverly Rosman as representatives of the PAS Class (collectively, the “Co-Lead Plaintiffs in the PAS Action”). The law firms of Barroway Topaz Kessler Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., and Abbey Spanier Rodd & Abrams LLP are preliminarily certified as the co-lead counsel to the Co-Lead Plaintiffs in the PAS Action (collectively, the “Co-Lead Counsel in the PAS Action”).

4. A hearing (the “Settlement Hearing”) shall be held on                         , 2010 at              .m., after the consummation of the PAS Merger and the PBG Merger, in the Court of Chancery, New Castle County Courthouse, 500 King Street, Wilmington, Delaware 19801 to:

a.	determine whether the preliminary certifications herein should be made final;

b.	determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of the PBG Class and the PAS Class;

c.	determine whether an Order and Final Judgment should be entered in the PBG Action and in the PAS Action pursuant to the Stipulation;

d.	hear and determine any objections to the Settlement or the joint application of Co-Lead Counsel in the PBG Action and Co-Lead Counsel in the PAS Action (collectively, “Co-Lead Counsel”) for an award of attorneys’ fees and expenses;

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e.	consider the joint application of Co-Lead Counsel for an award of attorneys’ fees and expenses; and

f.	rule on such other matters as the Court may deem appropriate.

5. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

6. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the PBG Class or the PAS Class.

7. Following consummation of the Mergers, and at least forty-five (45) days prior to the Settlement Hearing, PepsiCo shall cause a Notice of Pendency of Class Action, Proposed Class Action Determination, Proposed Settlement of Class Action and Settlement Hearing, and Right to Appear (the “PBG Notice”), substantially in the form annexed as Exhibit B to the Stipulation, to be mailed by United States mail, postage pre-paid, to all members of the PBG Class at their last known address appearing in the stock transfer records maintained by or on behalf of PBG. All record holders in the PBG Class who were not also the beneficial owners of the shares of PBG common stock held by them of record are requested to forward the PBG Notice to such beneficial owners of those shares. PepsiCo shall use reasonable efforts to give notice to such beneficial owners by (a) making additional copies of the PBG Notice available to any record holder who, prior to the Settlement Hearing, requests copies for distribution to beneficial owners, or (b) mailing additional copies of the PBG Notice to beneficial owners as

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reasonably requested by record holders who provide names and addresses for such beneficial holders. PepsiCo shall be responsible for and shall pay all costs and expenses incurred in providing such PBG Notice to the members of the PBG Class, and in no event shall Plaintiffs, Plaintiffs’ Counsel, or any member of the PBG Class or the PAS Class be responsible for any notice costs or expenses.

8. Following consummation of the Mergers, and at least forty-five (45) days prior to the Settlement Hearing, PepsiCo shall cause a Notice of Pendency of Class Action, Proposed Class Action Determination, Proposed Settlement of Class Action and Settlement Hearing, and Right to Appear (the “PAS Notice”), substantially in the form annexed as Exhibit C to the Stipulation, to be mailed by United States mail, postage pre-paid, to all members of the PAS Class at their last known address appearing in the stock transfer records maintained by or on behalf of PAS. All record holders in the PAS Class who were not also the beneficial owners of the shares of PAS common stock held by them of record are requested to forward the PAS Notice to such beneficial owners of those shares. PepsiCo shall use reasonable efforts to give notice to such beneficial owners by (a) making additional copies of the PAS Notice available to any record holder who, prior to the Settlement Hearing, requests copies for distribution to beneficial owners, or (b) mailing additional copies of the PAS Notice to beneficial owners as reasonably requested by record holders who provide names and addresses for such beneficial holders. PepsiCo shall be responsible for and shall pay all costs and expenses incurred in providing such PAS Notice to the members of the PAS Class, and in no event shall Plaintiffs, Plaintiffs’ Counsel, or any member of the PBG Class or the PAS Class be responsible for any notice costs or expenses.

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9. The form and method of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such notice, and fully satisfies the requirements of due process, Delaware Court of Chancery Rule 23, and applicable law. Counsel for PepsiCo shall, at least ten (10) days prior to the date of the Settlement Hearing directed herein, file with the Court of Chancery proof of mailing of the PBG Notice and the PAS Notice.

10. Confirmatory discovery of Defendants, as agreed to by such parties and as set forth in the Stipulation, shall be concluded on or before the date on which the Notices are disseminated to stockholders of PBG and PAS.

11. All proceedings in the PBG Action and in the PAS Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, Co-Lead Plaintiffs in the PBG Action and Co-Lead Plaintiffs in the PAS Action (collectively, “Co-Lead Plaintiffs”), Co-Lead Counsel, and all members of the PBG Class and the PAS Class, and each of them, and any of their respective representatives, trustees, successors, heirs, and assigns, are barred and enjoined from asserting, commencing, prosecuting, assisting, instigating, continuing, or in any way participating in the commencement or prosecution of any action, whether directly, representatively, derivatively, or in any other capacity, asserting any claims that are, or relate in any way to, the Released Claims against any Released Persons.

12. Any member of either the PBG Class or the PAS Class who objects to the Settlement, the Order and Final Judgment to be entered in the PBG Action and the PAS Action, respectively, and/or the joint application by Co-Lead Plaintiffs and Co-Lead Counsel for

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attorneys’ fees, or who otherwise wishes to be heard, may appear in person or by his or her attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person other than Co-Lead Counsel and counsel for the Defendants shall be heard and no papers, briefs, pleadings, or other documents submitted by any member of the PBG Class or the PAS Class shall be considered by the Court unless, not later than ten (10) calendar days prior to the Settlement Hearing directed herein (a) a written notice of intention to appear; (b) proof of membership in the PBG Class or the PAS Class; (c) a detailed statement of the objections by the member of the PBG Class or the PAS Class to any matters before the Court; and (d) the grounds therefor or the reasons why such member of the PBG Class or the PAS Class desires to appear and be heard, as well as all documents or writings such person desires the Court to consider, are filed by such person with the Court of Chancery and, on or before such filing, are served by hand or overnight mail on the following counsel of record:

Michael J. Barry

GRANT & EISENHOFER P.A.

1201 N. Market Street

Wilmington, DE 19801

(if you are a PBG Class Member or a PAS Class Member)

Michael Wagner

BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, PA 19087

(if you are a PBG Class Member or a PAS Class Member)

Allen M. Terrell, Jr.

RICHARDS LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, DE 19801

(if you are a PBG Class Member or a PAS Class Member)

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Michael D. Goldman

POTTER ANDERSON & CORROON LLP

Hercules Plaza

1313 North Market Street

Wilmington, DE 19801

(if you are a PBG Class Member)

S. Mark Hurd

MORRIS NICHOLS ARSHT & TUNNELL LLP

1201 N. Market Street

P.O. Box 1347

Wilmington, DE 19899

(if you are a PAS Class Member)

P. Clarkson Collins, Jr.

MORRIS JAMES LLP

500 Delaware Avenue, Suite 1500

Wilmington, DE 19801

(if you are a PAS Class Member)

13. Any member of the PBG Class or the PAS Class who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

14. The Stipulation and any negotiations, statements, or proceedings in connection therewith, shall not be construed or deemed evidence of, a presumption, concession, or admission by any Released Person or any other person of any fault, liability, or wrongdoing as to any facts or claims alleged or asserted in the PBG Action or the PAS Action or otherwise, or that Co-Lead Plaintiffs or Co-Lead Counsel, the PBG Class, the PAS Class, or any present or former stockholders of PBG or PAS, or any other person, has suffered any damage attributable in any manner to any Released Person. The existence of the Stipulation, its contents, and any negotiations, statements, or proceedings in connection therewith, shall not be offered or admitted

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into evidence or referred to, interpreted, construed, invoked, or otherwise used by any person for any purpose in the PBG Action or the PAS Action or otherwise, except as may be necessary to enforce or obtain Court approval of the Settlement. Notwithstanding the foregoing, any of the Released Persons may file the Stipulation, or any judgment or order of the Court related hereto, in the Minnesota Actions, the New York Actions, or any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

15. If the Settlement is approved by the Court following the Settlement Hearing, a Final Order and Judgment will be entered as described in the Stipulation.

16. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof made with the consent of the parties as provided for in the Stipulation), and preliminary certifications herein and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become void and of no further force and effect, except for PepsiCo’s obligation to pay for any expenses incurred in connection with the Notice and administration provided for by this Scheduling Order. In that event, neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or received as evidence in this or any other action or proceeding.

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17. The Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to members of the PBG Class or the PAS Class.

The Honorable Leo E. Strine, Jr.
Vice Chancellor

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Exhibit B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE THE PEPSI BOTTLING GROUP,	:	CONSOLIDATED
INC., SHAREHOLDERS LITIGATION	:	CIVIL ACTION NO. 4526-VCS

NOTICE OF PENDENCY OF CLASS ACTION,

PROPOSED CLASS ACTION DETERMINATION,

PROPOSED SETTLEMENT OF CLASS ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF THE PEPSI BOTTLING GROUP, INC. AT ANY TIME DURING THE PERIOD BEGINNING ON AND INCLUDING APRIL 20, 2009 THROUGH AND INCLUDING [THE DATE OF THE CONSUMMATION OF THE PBG MERGER], INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS, OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM.

PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).

IF YOU HELD OR TENDERED THE COMMON STOCK OF THE PEPSI BOTTLING GROUP, INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I. PURPOSE OF NOTICE

The purpose of this Notice is to inform you of the proposed settlement (the “Settlement”) of the above-captioned lawsuit (the “PBG Action”) pending in the Court of Chancery of the State of Delaware (the “Court”). This Notice also informs you of the Court’s certification of the PBG Class (as defined below) for purposes of the Settlement and notifies you of your right to participate in a hearing to be held on [                     ], 2010 at [X:XX x].m. EST, before the Court in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware (the

“Settlement Hearing”) to determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of the PBG Class, to determine whether “Co-Lead Plaintiffs in the PBG Action” Philadelphia Public Employees Retirement System, City of Ann Arbor Employees’ Retirement System, The General Retirement System of the City of Detroit, The Police and Fire Retirement System of the City of Detroit, IBEW Local Union 98, and Lehigh County Employees Retirement Plan (also referred to herein as “PBG Class Plaintiffs”) and their counsel have adequately represented the interests of the PBG Class in the PBG Action, and to consider other matters, including a request by counsel for the PBG Class Plaintiffs and their counsel for an award of attorneys’ fees and reimbursement of expenses.

The Court has determined that, for purposes of the Settlement only, the PBG Action shall be preliminarily maintained as a non-opt-out class action under Chancery Court Rules 23(a), 23(b)(1), and 23(b)(2), by the PBG Class Plaintiffs as Class representatives, on behalf of a class consisting of all record holders and beneficial owners of common stock of The Pepsi Bottling Group, Inc. (“PBG”) at any time during the period beginning on and including April 20, 2009 through and including [the date of the consummation of the PBG Merger (as defined below)], and excluding the defendants in the PBG Action, members of the immediate family of any individual defendant in the PBG Action, any entity in which a defendant in the PBG Action has or had a controlling interest, officers of the defendants in the PBG Action and the legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person (the “PBG Class”). At the Settlement Hearing, among other things, the Court will consider whether the PBG Class should be certified pursuant to Chancery Court Rule 23 and whether the PBG Class Plaintiffs and their counsel have adequately represented the PBG Class.

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This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.

If the Court approves the Settlement, the parties to the PBG Action will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the PBG Action with prejudice on the merits.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II. BACKGROUND OF THE ACTIONS

The PBG Action arises out of proposals by PepsiCo, Inc. (“PepsiCo”) to acquire the outstanding shares of common stock that it does not already own in its two largest anchor bottlers, PBG and PepsiAmericas, Inc. (“PAS”). PepsiCo and its subsidiaries collectively own approximately 32.2% of the outstanding shares of PBG common stock and 100% of the shares of PBG Class B common stock, which represents approximately 39.2% of the combined voting power of the outstanding shares of common stock and Class B common stock of PBG. Two PepsiCo employees, John C. Compton and Cynthia M. Trudell, serve as members of the ten-member board of directors of PBG (the “PBG Board”). PepsiCo and its subsidiaries collectively own approximately 43.4% of the outstanding common stock of PAS.

On April 19, 2009, PepsiCo sent letters to the PBG Board and the board of directors of PAS (the “PAS Board”) setting forth non-binding proposals to acquire all of the outstanding shares of common stock that PepsiCo does not already own in PBG and PAS (the “April Proposals”). PepsiCo’s proposal to acquire PBG consisted of 50% cash and 50% PepsiCo

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common stock and valued PBG stock at $29.50 per share. PepsiCo’s proposal to acquire PAS consisted of 50% cash and 50% PepsiCo common stock and valued PAS stock at $23.27 per share. The April Proposals were expressly cross-conditioned on the successful completion of both proposed acquisitions (meaning that PepsiCo’s proposal to acquire PBG was conditioned on the successful acquisition of PAS, and vice versa).

On April 20, 2009, PepsiCo issued a press release announcing the April Proposals and reproducing the full text of the letters sent to the boards of directors of PBG and PAS. PepsiCo’s press release noted, among other things, that each of the proposals was cross-conditioned upon the successful completion of the other transaction. The press release indicated that PepsiCo expected that PBG and PAS each would rely upon a committee of independent directors to review the proposals and that PepsiCo’s proposal to acquire PAS was conditioned upon the approval of a majority of the directors of PAS that are independent of PepsiCo. In addition, the press release noted that PepsiCo had indicated to both PBG and PAS that it was committed to completing the proposed transactions and that it would not consider a disposition of its shares of either company. PepsiCo noted that it expected that the consideration would create annual pre-tax synergies estimated to be more than $200 million.

Beginning on April 20, 2009, putative class action complaints were filed against various combinations of PepsiCo, PBG, PAS, and the individual members of the boards of directors of PBG and PAS (collectively, the “Defendants”) challenging the fairness of the proposals and the proposed acquisitions in this Court, the District Court for the Fourth Judicial District of the State of Minnesota, County of Hennepin, and the Supreme Court of the State of New York, Counties of Westchester and New York. In total, eight complaints were filed in this Court:

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•	IBEW Local Union 98 v. The Pepsi Bottling Group, Inc. (C.A. No. 4526-VCS) (filed on April 22, 2009);

•	Rosman v. PepsiAmericas Inc. (C.A. No. 4527-VCS) (filed on April 22, 2009);

•	Lehigh County Employees Retirement Plan v. PepsiCo, Inc. (C.A. No. 4528-VCS) (filed on April 23, 2009);

•	Stationary Engineers Local 39 Pension Trust Fund v. The Pepsi Bottling Group, Inc. (C.A. 4529-VCS) (filed on April 23, 2009);

•	City of Ann Arbor Employees’ Retirement System v. Alvarado (C.A. No. 4530-VCS) (filed on April 23, 2009);

•	The General Retirement System of the City of Detroit v. PepsiCo Inc. (C.A. No. 4542-VCS) (filed on April 28, 2009);

•	Wayne County Employees’ Retirement System v. PepsiCo, Inc. (C.A. No. 4544-VCS) (filed on April 28, 2009); and

•	Southeastern Pennsylvania Transportation Authority v. PepsiAmericas, Inc. (C.A. No. 4546-VCS) (filed on April 28, 2009).

Certain of these complaints alleged that Article Seventh of the certificate of incorporation of PBG and Article Tenth of the certificate of incorporation of PAS—which limit the liability of PepsiCo and its officers, directors, and employees for breaches of fiduciary duty by reason of PepsiCo’s pursuit of potential transactions or matters that may be corporate opportunities to PBG or PAS, respectively—were invalid and/or inapplicable to the April Proposals and the proposed transactions insofar as they purport to eliminate liability for breach of fiduciary duty or limit PepsiCo’s fiduciary duty with respect to its proposed acquisitions of PBG and PAS. In addition, the complaints challenged the cross-conditionality of the April Proposals and alleged that the structure of the proposals, coupled with the certificate provisions, could cause the PBG and PAS stockholders not to receive a fair price for their shares.

On April 20, 2009, the PBG Board (acting without Mr. Compton and Ms. Trudell) formed a special committee, comprised entirely of independent directors (the “PBG Special Committee”), for the purpose of (1) evaluating PepsiCo’s proposal, (2) making recommendations

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to the PBG Board regarding PepsiCo’s proposal and other potential actions, and (3) if determined appropriate by the PBG Board, negotiating a transaction in respect of PepsiCo’s proposal or other alternative transactions. The PBG Special Committee consists of the following five independent directors: Ira D. Hall (chairperson), Barry H. Beracha, Susan D. Kronick, Blythe J. McGarvie, and Javier G. Teruel. The PBG Special Committee retained Morgan Stanley as a financial advisor and Cravath, Swaine & Moore LLP as a legal advisor. On April 22, 2009, PBG announced that it had formed the PBG Special Committee to respond to PepsiCo’s proposal.1

On May 1, 2009, certain of the plaintiffs who had filed actions in the Court moved for an order setting an expedited briefing schedule on a contemplated motion for partial summary judgment on their claims concerning Article Seventh of PBG’s certificate of incorporation and Article Tenth of PAS’s certificate of incorporation. The plaintiffs annexed to their motion for an order setting an expedited briefing schedule a proposed motion for partial summary judgment on these claims.

On May 4, 2009, PBG issued a press release announcing that, based on the unanimous recommendation of the PBG Special Committee, the PBG Board had rejected PepsiCo’s April 19 proposal as grossly inadequate. The press release included the full text of a May 4, 2009 letter to PepsiCo from Mr. Hall and Eric J. Foss, Chairman and Chief Executive Officer of PBG, which stated PBG’s conclusion that PepsiCo’s proposal substantially undervalued PBG. The press release also disclosed that PBG’s Board had approved the adoption of a stockholder rights plan, retention agreements for certain key employees, and amendments to PBG’s bylaws to include

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On April 24, 2009, PAS announced that the PAS Board had created a transactions committee, comprised entirely of independent directors (the “PAS Transactions Committee”), to consider and respond to PepsiCo’s proposal to acquire PAS.

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notice and informational requirements for stockholder proposals and stockholder action taken by written consent. Details concerning these actions were provided in a Form 8-K filed by PBG with the Securities and Exchange Commission (the “SEC”) on May 4, 2009.2

On May 7, 2009, PepsiCo issued a press release reiterating its belief that it had made full and fair offers for both PBG and PAS that were in the best interests of PBG, PAS, and their respective stockholders.

On May 11, 2009, PepsiCo announced that PepsiCo, along with Mr. Compton and Ms. Trudell, had filed a complaint against PBG and the other members of the PBG Board in this Court. The complaint alleged that the PBG Board had held a board meeting without providing notice to Mr. Compton and Ms. Trudell, that the defensive measures approved at that meeting and announced on May 4, 2009 were void, and that the stockholder rights plan adopted at that meeting was procedurally and substantively infirm.3

On May 14, 2009, the Court held an initial status conference for the actions pending in the Court of Chancery, at which the Court and the parties to the lawsuits pending in this Court agreed that the cases should be consolidated into two separate (but coordinated) class actions—one for each of the proposals by PepsiCo to acquire PBG and PAS.

From June 2009 and throughout the summer of 2009, representatives of PepsiCo and its financial advisors met with representatives of the PBG Special Committee, the PAS Transactions

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On May 7, 2009, PAS issued a press release announcing that the PAS Board, based on the recommendation of the PAS Transactions Committee, had unanimously determined that PepsiCo’s proposal to acquire PAS was not acceptable or in the best interest of PAS’s stockholders, and that PAS had amended its existing stockholder rights plan to extend the expiration date of the plan for one year.

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On May 18, 2009, the PBG Board held a meeting and considered and approved de novo the substance of the actions previously taken by the PBG Board and announced on May 4, 2009. Mr. Compton and Ms. Trudell were present at the beginning of the meeting but subsequently recused themselves. On August 5, 2009, PepsiCo voluntarily dismissed with prejudice PepsiCo’s complaint against PBG and the individual members of the PBG Board (other than Mr. Compton and Ms. Trudell).

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Committee, and their respective financial advisors to discuss the April Proposals, the estimated synergies in connection with acquisitions of PBG and PAS by PepsiCo, and the values of PBG and PAS. Representatives of PBG and PAS attended certain of these meetings.

On June 1, 2009, the plaintiffs in the actions pending before this Court challenging PepsiCo’s proposal to acquire PBG filed a joint stipulation and proposed an order (1) consolidating the actions relating to PBG under the caption In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS); (2) appointing as co-lead plaintiffs in the PBG Action, Philadelphia Public Employees Retirement System, City of Ann Arbor Employees’ Retirement System, The General Retirement System of the City of Detroit, The Police and Fire Retirement System of the City of Detroit, IBEW Local Union 98, and Lehigh County Employees Retirement Plan; and (3) appointing as co-lead counsel in the PBG Action, Barroway Topaz Kessler Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., Barrack Rodos & Bacine, and Chimicles & Tikellis LLP (“Co-Lead Counsel in the PBG Action”).4

On June 2, 2009, PBG issued a press release announcing an increase in its earnings guidance for the second quarter and fiscal year 2009. In connection with that earnings release, PBG hosted a webcast presentation discussing its revised earnings as well as its perspective on PepsiCo’s proposal to acquire PBG. During the presentation, PBG stated that it estimated that the annual synergies of an acquisition of PBG and PAS by PepsiCo would be in the range of $750 to $850 million.

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On June 4, 2009, the plaintiffs in the actions pending before this Court challenging PepsiCo’s proposal to acquire PAS filed a joint stipulation and proposed an order (1) consolidating the actions relating to PAS under the caption In re PepsiAmericas, Inc. Shareholders Litigation (C.A. No. 4530-VCS) (the “PAS Action”); and (2) appointing as co-lead counsel in the PAS Action, Barroway Topaz Kessler Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., and Abbey Spanier Rodd & Abrams LLP (“Co-Lead Counsel in the PAS Action”).

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Later on June 2, 2009, PepsiCo issued a press release reiterating its view that synergies of at least $200 million would be achievable in the proposed acquisitions, stating that PepsiCo believed that there was no justification for PBG’s statement that synergies of $750 million to $850 million were achievable, and stating that PBG had previously communicated to PepsiCo that a combination of PBG and PAS would generate synergies below $100 million.

On June 5, 2009, the Court entered two orders approving the stipulations filed by Co-Lead Counsel in the PBG Action and Co-Lead Counsel in the PAS Action (together, “Co-Lead Counsel”) and providing for coordination between the PBG Action and the PAS Action.

In addition to the PBG Action and the PAS Action, which are pending before the Court, five actions are currently pending in the state courts of Minnesota and New York. The actions pending in the District Court for the Fourth Judicial District of the State of Minnesota, County of Hennepin are (1) Kahn v. Pohlad (No. 27-CV-09-9023) (filed on April 20, 2009); and (2) Simon v. PepsiAmericas, Inc. (No. 27-CV-09-11054) (filed on May 5, 2009).5 These actions are referred to in this Notice as the “Minnesota Actions.” Neither PBG nor any of the members of the PBG Board are defendants in the Minnesota Actions.

The actions pending in the Supreme Court of the State of New York are (1) Electrical Workers Pension Fund, Local 103, I.B.E.W. v. PepsiAmericas, Inc. (No. 09-09261) (filed on April 29, 2009 in Westchester County); (2) Plumbers’ Union Local No. 12 Pension Fund v. The Pepsi Bottling Group, Inc. (No. 09-10892) (filed on May 5, 2009 in Westchester County); and (3) Asbestos Workers, Local 14 Pension Fund v. The Pepsi Bottling Group, Inc. (No. 09-650270) (filed on May 8, 2009 in New York County).6 These actions are referred to in this Notice as the “New York Actions.”

[5]

On June 29, 2009, upon the stipulation of the parties, the District Court for the Fourth Judicial District of the State of Minnesota, County of Hennepin, entered an order consolidating and staying these actions pending resolution of the PAS Action. In addition to these actions, on April 21, 2009, an alleged PAS stockholder filed an action captioned Leone v. PepsiAmericas, Inc. (No. 27-CV-09-9196). This action was consolidated and stayed, along with the Minnesota Actions, pending resolution of the PAS Action. On September 23, 2009, plaintiff Joseph Leone voluntarily dismissed the action captioned Leone v. PepsiAmericas, Inc.

[6]

On October 2, 2009, upon the stipulation of the parties, the Supreme Court of the State of New York, County of New York, entered an order staying the action before it for forty-five days while plaintiff’s counsel conferred with Co-Lead Counsel in the PBG Action. On October 21, 2009, upon the stipulation of the parties, the Supreme Court of the State of New York, County of Westchester, entered an order staying the two actions before it pending resolution of the PBG Action and the PAS Action.

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On June 19, 2009, Co-Lead Counsel filed consolidated class action complaints in each of the PBG Action and the PAS Action. The complaints sought, among other things, damages and declaratory, injunctive, and other equitable relief and alleged, among other things, that the defendants had breached or would breach their fiduciary duties owed to the public stockholders of PBG and PAS, that PepsiCo is a “controlling stockholder” of PBG and PAS, that the April Proposals and the transactions contemplated thereunder were not “entirely fair” to the public stockholders with respect to either price or process, and that PepsiCo had retaliated or would retaliate against PBG and PAS for rejecting the April Proposals. In addition, the complaints alleged that Article Seventh of the certificate of incorporation of PBG and Article Tenth of the certificate of incorporation of PAS—which limit the liability of PepsiCo and its officers, directors, and employees for breaches of fiduciary duty by reason of PepsiCo’s pursuit of potential transactions or matters that may be corporate opportunities to PBG or PAS, respectively—were invalid and/or inapplicable to the April Proposals and the proposed transactions insofar as they purport to eliminate liability for breach of fiduciary duty or limit PepsiCo’s fiduciary duty with respect to its proposed acquisitions of PBG and PAS.7 The complaints also challenged the cross-conditionality of the April Proposals and alleged that the structure of the proposals, coupled with the certificate provisions, could cause the PBG and PAS stockholders not to receive a fair price for their shares.

[7]

The complaint filed in the PAS Action also alleged that PepsiCo’s pursuit of its acquisition of PAS violated Section 3.1 of the Second Amended and Restated Shareholder Agreement, dated September 6, 2005, between PepsiCo and PAS (the “PAS Shareholder Agreement”), insofar as PepsiCo’s proposal to acquire PAS did not satisfy any of the criteria for a “Permitted Acquisition,” as that term is defined in the PAS Shareholder Agreement.

10

On July 23, 2009, plaintiffs in the PBG Action moved for partial summary judgment on their claims concerning Article Seventh of PBG’s certificate of incorporation, and plaintiffs in the PAS Action moved for partial summary judgment on their claims concerning Article Tenth of PAS’s certificate of incorporation and the PAS Shareholder Agreement.

On August 3, 2009, PepsiCo and PBG (with the approval of the PBG Special Committee) entered into a merger agreement (the “PBG Merger Agreement”) pursuant to which PepsiCo will acquire all of the outstanding shares of PBG common stock that it does not already own (the “PBG Merger”). Pursuant to the agreement, PBG stockholders will have the option to elect to receive either $36.50 in cash or 0.6432 shares of PepsiCo common stock for each share of PBG, subject to proration such that the aggregate consideration to be paid to PBG stockholders will be 50% cash and 50% PepsiCo common stock. Also on August 3, 2009, PepsiCo and PAS (with the approval of the PAS Transactions Committee) entered into a merger agreement (the “PAS Merger Agreement”) pursuant to which PepsiCo will acquire all of the outstanding shares of PAS common stock that it does not already own (the “PAS Merger”). Pursuant to the agreement, PAS stockholders will have the option to elect to receive either $28.50 in cash or 0.5022 shares of PepsiCo common stock for each share of PAS, subject to proration such that the aggregate consideration to be paid to PAS stockholders will be 50% cash and 50% PepsiCo common stock.

Unlike PepsiCo’s April Proposals, the PBG Merger is not conditioned on the successful completion of the acquisition of PAS. Although the PAS Merger is not conditioned on the successful completion of the acquisition of PBG, the PAS Merger is conditioned on the satisfaction of certain conditions to the PBG Merger concerning antitrust and competition laws.

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On August 4, 2009, PepsiCo, PBG, and PAS issued a joint press release announcing the PBG Merger Agreement and the PAS Merger Agreement (together, the “Merger Agreements”). The press release noted that the PBG Merger and the PAS Merger (together, the “Mergers”) are expected to create annual pre-tax synergies of $300 million by 2012.

Defendants, senior management, and the members of the boards of directors of PepsiCo, PBG, and PAS, were advised of the commencement and pendency of the stockholder litigation as well as the claims presented by the litigation. Representatives of Defendants, including PepsiCo, PBG, and PAS, and their respective senior management and boards of directors, were regularly updated regarding the litigation and at all relevant times were aware of the scope and nature of the claims asserted and the pending motions for partial summary judgment. In negotiating the transaction, the directors and management of PepsiCo and the special committees of PBG and PAS sought transaction terms that would be acceptable to the public stockholders of all three companies and could potentially serve as the basis to resolve all litigation concerning the transactions.

Shortly after the August 4 announcement of the Mergers, and throughout August and September 2009, Co-Lead Counsel and counsel for PepsiCo discussed certain concerns that Co-Lead Counsel had relating to the structure of the Mergers and the potential disclosures that PepsiCo would make in connection with the transactions, as well as possible grounds upon which to resolve the PBG Action and the PAS Action. Co-Lead Counsel expressed their belief that the transactions should include conditions requiring the affirmative vote of the majority of the outstanding shares not owned by PepsiCo and its affiliates. Counsel for PepsiCo discussed the reasons for the exclusion of such conditions and suggested that PepsiCo, PBG, and PAS would include disclosures concerning those reasons. Co-Lead Counsel also argued that the

12

termination fees and termination tails in the Merger Agreements were too large and should be reduced. Co-Lead Counsel also argued for several other revisions to the terms of the Merger Agreements, including adjustments to the cash proration provisions, inclusion of downside protection for the stock component of the consideration proposed by PepsiCo, and elimination of the “force the vote” provisions. Co-Lead Counsel and counsel for PepsiCo also discussed the participation of Co-Lead Counsel early on in the disclosure process—including before the companies filed the preliminary proxy statements/prospectuses—to resolve, at an early stage, any issues concerning the adequacy of the information provided to the public stockholders of PBG and PAS.

Beginning in early September 2009, Defendants commenced producing documents to Co-Lead Counsel in discovery.

Throughout September 2009, Co-Lead Counsel and counsel to PepsiCo continued to discuss potential grounds upon which to settle the PBG Action and the PAS Action. During the week of September 21, 2009, the parties discussed a potential settlement of the PBG Action and the PAS Action on the following basis:

•

Participation in Drafting Disclosures. PepsiCo, PAS, and PBG would include Co-Lead Counsel in the disclosure process, including providing them with an opportunity to review and comment on the draft preliminary proxy statements/prospectuses before they were filed with the SEC. The settlement would expressly be conditioned upon Co-Lead Counsel being satisfied with the disclosures.

•

Reduction in the Termination Fees. PepsiCo would reduce (1) the termination fee set forth in Section 11.04(b)(i) of the PBG Merger Agreement from $165.3 million to $115 million; and (2) the termination fee set forth in Section 11.04(b)(i) of the PAS Merger Agreement from $71.6 million to $50 million.

•

Shortening of the Termination Tails. PepsiCo would shorten (1) the termination tail set forth in Section 11.04(b)(ii) of the PBG Merger Agreement from 12 months to 6 months; and (2) the termination tail set forth in Section 11.04(b)(ii) of the PAS Merger Agreement from 12 months to 6 months.

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The parties subsequently determined to settle the PBG Action, the PAS Action, the New York Actions, and the Minnesota Actions in accordance with the terms and conditions described below.

III. THE SETTLEMENT AND PARTICIPATION IN THE SETTLEMENT

In consideration for the Settlement (including any claim for attorneys’ fees in connection with the PBG Action and the PAS Action) and the release of all Released Claims (see Section IV below), Defendants have taken the following actions:

A.	PepsiCo, PAS, and PBG included Co-Lead Counsel in the disclosure process, including providing them with an opportunity to review and comment on the draft preliminary proxy statements/prospectuses before they were filed with the SEC. The settlement was expressly conditioned upon Co-Lead Counsel being satisfied that the final disclosures are not materially misleading or omissive.

B.	PepsiCo reduced (1) the termination fee set forth in Section 11.04(b)(i) of the PBG Merger Agreement from $165.3 million to $115 million; and (2) the termination fee set forth in Section 11.04(b)(i) of the PAS Merger Agreement from $71.6 million to $50 million. PepsiCo’s agreement to reduce the termination fees was reflected in letters sent from PepsiCo to the boards of directors of PBG and PAS, dated November 16, 2009.

C.	PepsiCo shortened (1) the termination tail set forth in Section 11.04(b)(ii) of the PBG Merger Agreement from 12 months to 6 months; and (2) the termination tail set forth in Section 11.04(b)(ii) of the PAS Merger Agreement from 12 months to 6 months. PepsiCo’s agreement to shorten the termination tails was reflected in letters sent from PepsiCo to the boards of directors of PBG and PAS, dated November 16, 2009.

Defendants acknowledge that they, senior management, and the members of the boards of directors of PepsiCo, PBG, and PAS, were advised of the commencement and pendency of the stockholder litigation as well as the claims presented by the litigation. Representatives of Defendants, including PepsiCo, PBG, and PAS, and their respective senior management and boards of directors, were regularly updated regarding the litigation and at all relevant times were aware of the scope and nature of the claims asserted and the pending motions for partial

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summary judgment. In negotiating the transactions, the directors and management of PepsiCo and the special committees of PBG and PAS sought transaction terms that would be acceptable to the public stockholders of all three companies and could potentially serve as the basis to resolve all litigation concerning the transactions.

Defendants have agreed that all costs of providing this Notice to holders of PBG common stock will be paid by PepsiCo, and in no event shall Plaintiffs, Plaintiffs’ Counsel, or any member of the Classes be responsible for any notice costs or expenses.

If you are a PBG Class member, you will be bound by any judgment entered in the PBG Action whether or not you actually receive this Notice. You may not opt out of the PBG Class.

IV. RELEASES

The Stipulation and Agreement of Compromise, Settlement, and Release, dated November     , 2009 (the “Stipulation”) provides that, subject to Court approval of the Settlement, (a) pursuant to Court of Chancery Rule 23, for good and valuable consideration, the PBG Action (and the PAS Action) shall be dismissed on the merits with prejudice as to all Defendants and against all members of the class, and all Released Claims (as defined below) shall be completely, fully, finally, and forever released, relinquished, settled, discharged, and dismissed with prejudice and without costs, as to all Released PBG Transaction Persons (defined below); and (b) any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, material or immaterial, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the PBG Action or the PAS Action, or in any court, tribunal, or proceeding (including, but not limited to, any claims arising

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under federal or state law, statutory or common law, relating to alleged fraud, breach of any duty, negligence, violations of state or federal securities laws or otherwise), whether individual, class, derivative, representative, legal, equitable, or any other type or in any other capacity, which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to the allegations, facts, events, transactions, matters, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, embraced, involved in, set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the PBG Action, the PAS Action, the Minnesota Actions, or the New York Actions, the institution, prosecution, or settlement of the Actions, the Minnesota Actions, or the New York Actions, or the subject matter of the PBG Action, the PAS Action, the Minnesota Actions, or the New York Actions, and including without limitation any claims (whether or not asserted) in any way related to the consideration of, decision to enter, or entry into the Merger Agreements, the April Proposals, the PBG Merger, the PAS Merger, transactions related to the PBG Merger, the PAS Merger, or the Merger Agreements, the consideration paid in the PBG Merger or the PAS Merger, the negotiations preceding the PBG Merger, the PAS Merger, or the Merger Agreements, the adequacy and completeness of disclosures made in connection with the PBG Merger, the PAS Merger, the Merger Agreements, transactions related to the PBG Merger, the PAS Merger, the Merger Agreements, and/or consideration paid in the PBG Merger or the PAS Merger (including, but not limited to, public statements and SEC filings), and any alleged breaches of the fiduciary duties of the Defendants, or the aiding and abetting thereof (collectively, the “Released Claims”), by or on behalf of any member of the PBG Class (or any of their respective successors in interest, predecessors, counsel representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, or any person or

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entity acting for them or on their behalf) against any and all of PepsiCo, PBG, and the individual members of the PBG board of directors, and their respective relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and any and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released PBG Transaction Persons”), shall be individually and collectively, completely, fully, finally, and forever released, relinquished, and discharged; provided, however, that the Released Claims shall not be construed to limit the right of the parties to the PBG Action or any members of the PBG Class to enforce the terms of the Stipulation or any properly perfected claims for appraisal in connection with the PBG Merger.8

[8]	In addition, the Stipulation provides that, subject to Court approval of the Settlement, any and all Released Claims, by or on behalf of any member of the class of PAS stockholders (the “PAS Class”) (or any of their respective successors in interest, predecessors, counsel, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, or any person or entity acting for them or on their behalf) against any and all of PepsiCo, PAS, and the individual members of the PAS board of directors, and their respective relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and each and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released PAS Transaction Persons”), shall be individually and collectively, completely, fully, finally, and forever released, relinquished, and discharged; provided, however, that the Released Claims shall not be construed to limit the right of the parties to the PAS Action (including the co-lead plaintiffs in the PAS Class (the “PAS Class Plaintiffs”)) or any members of the PAS Class to enforce the terms of the Stipulation or any properly perfected claims for appraisal in connection with the PAS Merger. References in this Notice to “Released Persons” refer to the Released PBG Transaction Persons, the Released PAS Transaction Persons, the Released PBG Plaintiffs Persons, and the Released PAS Plaintiffs Persons (as defined herein).

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The Stipulation also provides that PepsiCo, PBG, the individual members of the PBG Board, and their respective counsel, individually and collectively, shall completely, fully, finally, and forever release, relinquish, settle, and discharge the PBG stockholder plaintiffs in the PBG Action and the New York Action, and their respective counsel, relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and any and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released PBG Plaintiffs Persons”) from any and all of the Released Claims.9

If the Settlement becomes final, the releases will extend to claims that the parties granting the releases (the “Releasing Persons”) may not know or suspect to exist at the time of the release, which, if known, might have affected their decision to enter into this release or whether or how to object to the Court’s approval of the Settlement. The Releasing Persons, including each member of the PBG Class, shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or

[9]	The Stipulation also provides that PepsiCo, PAS, the individual members of the PAS Board, and their respective counsel, individually and collectively, shall completely, fully, finally, and forever release, relinquish, settle, and discharge the PAS stockholder plaintiffs in the PAS Action, the Minnesota Actions, and the New York Action, and their respective counsel, relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and any and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released PAS Plaintiffs Persons”) from any and all of the Released Claims.

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principle of common law or foreign law, which may have the effect of limiting the release set forth above. In particular, the Releasing Persons, including each member of the PBG Class, shall be deemed to have relinquished to the full extent permitted by law the provisions, rights, and benefits of section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Persons, including each member of the PBG Class, shall be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to section 1542 of the California Civil Code. The parties do not and shall not concede that any law, other than the law of the State of Delaware, is applicable to the Stipulation or the release of the Released Claims. The Releasing Persons, including each member of the PBG Class, acknowledge that the Releasing Persons may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of the Releasing Persons, including each member of the PBG Class, to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts.

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V. REASONS FOR THE SETTLEMENT

Co-Lead Counsel have reviewed and analyzed the facts and circumstances relating to the claims asserted in the PBG Action (and the PAS Action), as known by plaintiffs and Co-Lead Counsel to date, including conducting discussions with counsel to PepsiCo, PBG, and PAS, and analyzing thousands of pages of non-public documents produced by Defendants, documents obtained through public sources, applicable case law, and other authorities. Based on this investigation, PBG Class Plaintiffs (and PAS Class Plaintiffs) have decided to enter into the Stipulation and settle the PBG Action (and the PAS Action) based upon the terms and conditions hereinafter set forth, after taking into account, among other things, (1) the substantial benefits to the PBG Class (and the PAS Class) from the litigation of the PBG Action and the PAS Action and the Settlement; (2) the risks of continued litigation in these actions; and (3) the conclusion reached by the parties and their counsel that the Settlement upon the terms and provisions set forth herein is fair, reasonable, adequate, and in the best interests of the PBG Class (and the PAS Class) and will result in a material benefit to them.

Counsel in the Minnesota Actions and the New York Actions have reviewed and analyzed the facts and circumstances relating to the claims asserted in those actions, known to plaintiffs and their counsel in those actions to date, including analyzing documents obtained through publicly available sources, applicable case law, and other authorities. Based on this investigation, plaintiffs in the Minnesota Actions and the New York Actions have decided to enter into the Stipulation and dismiss with prejudice those actions based upon the terms and conditions hereinafter set forth, after taking into account, among other things, (1) the substantial benefits to members of the PBG Class (and the PAS Class) from the litigation of the PBG Action

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and the PAS Action and the Settlement; (2) the risks of continued litigation in the Minnesota Actions and the New York Actions; and (3) the conclusion reached by the parties and their counsel that the Settlement upon the terms and provisions set forth herein is fair, reasonable, adequate, and in the best interests of the PBG Class (and the PAS Class) and will result in a material benefit to them.

Defendants have denied, and continue to deny, any wrongdoing or liability with respect to all claims, events, and transactions complained of in the PBG Action, the PAS Action, the Minnesota Actions, or the New York Actions, that they engaged in any wrongdoing, that they committed any violation of law, that they breached any fiduciary duties or acted in bad faith, and liability of any kind to the PBG Class (or the PAS Class), but state that they consider it desirable that the PBG Action, the PAS Action, the Minnesota Actions, and the New York Actions be dismissed on the merits and with prejudice, in order to (1) avoid the substantial expense, burden, and risk of continued litigation; (2) dispose of potentially burdensome and protracted litigation; and (3) finally put to rest and terminate the claims asserted in the PBG Action, the PAS Action, the Minnesota Actions, and the New York Actions and dispel any uncertainty that may exist as a result of the pendency of the litigations.

VI. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

PBG Class Plaintiffs, PAS Class Plaintiffs, and Co-Lead Counsel [have petitioned][intend to petition] the Court for an award of up to seven million, seven hundred and fifty thousand dollars ($7,750,000.00) for attorneys’ fees and expenses (including costs, disbursements, and expert and consultant fees) in connection with the litigations described in this Notice to be paid by PepsiCo. Defendants agree not to oppose any such petition and acknowledge that Co-Lead Counsel have a claim for attorneys’ fees and reimbursement of

21

expenses in the PBG Action and the PAS Action based upon the benefits that the litigation of the PBG Action and the PAS Action and the Settlement have provided and will provide to the Classes. PepsiCo, on behalf of and for the benefit of itself and the other Defendants, agrees to pay any final award of fees and expenses by the Court, not to exceed the amounts specified in the first sentence of this paragraph.

The parties agreed that resolution of the petition for an award of attorneys’ fees and expenses is not a precondition to this Settlement or to the dismissal with prejudice of the PBG Action, the PAS Action, the Minnesota Actions, or the New York Actions, and the Court can consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys’ fees and expenses. The parties agreed that any dispute regarding the allocation or division of any fees and expenses among counsel for the Plaintiffs would have no effect on the Stipulation or the Settlement.

VII. CLASS ACTION DETERMINATION

The Court has ordered that, for purposes of the Settlement only, the PBG Action shall be preliminarily maintained as a class action by the named PBG Class Plaintiffs as Class representatives, pursuant to Chancery Court Rules 23(a), 23(b)(1), and 23(b)(2), with the PBG Class defined as set forth above.10

Inquiries or comments about the Settlement may be directed to the attention of counsel for the PBG Class Plaintiffs as follows:

Michael J. Barry

Grant & Eisenhofer P.A.

1201 N. Market Street

Wilmington, DE 19801

[10]

Similarly, the Court has ordered that, for purposes of the Settlement only, the PAS Action shall be preliminarily maintained as a class action pursuant to Chancery Court Rules 23(a), 23(b)(1), and 23(b)(2).

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Michael Wagner

Barroway Topaz Kessler Meltzer & Check, LLP

280 King of Prussia Road

Radnor, PA 19087

VIII. SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing, which will be held on [                , 2010] at [X:XX x].m. EST, in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 to: (1) determine whether the preliminary certifications discussed herein should be made final; (2) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of the PBG Class (and the PAS Class); (3) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation; (4) consider the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; (5) hear and determine any objections to the Settlement or the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; and (6) rule on such other matters as the Court may deem appropriate.

The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Classes.

IX. RIGHT TO APPEAR AND OBJECT

Any member of the PBG Class who (1) objects to the: (a) Settlement, (b) Class action determination, (c) adequacy of representation by the PBG Class Plaintiffs and their counsel, (d) dismissal of the PBG Action, (e) judgment to be entered in the PBG Action, and/or

23

(f) request by Co-Lead Counsel for fees and reimbursement of costs and expenses; or (2) otherwise wishes to be heard, may appear in person or by his or her or its attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant. If you want to do so, however, you must, not later than ten (10) calendar days prior to the Settlement Hearing, file with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801: (1) a written notice of intention to appear, (2) proof of your membership in the PBG Class, (3) a detailed statement of your objections to any matters before the Court, and (4) the grounds thereof or the reasons for your desiring to appear and be heard, as well as documents or writings you desire the Court to consider. Also, on or before the date you file such papers, you must serve them by hand or overnight courier upon each of the following attorneys of record:

Michael J. Barry

GRANT & EISENHOFER P.A.

1201 N. Market Street

Wilmington, DE 19801

Michael Wagner

BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, PA 19087

Allen M. Terrell, Jr.

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, DE 19801

Michael D. Goldman

POTTER ANDERSON & CORROON LLP

P.O. Box 951

Hercules Plaza

1313 North Market Street

Wilmington, DE 19801

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Any PBG Class member who does not object to the Settlement, the Class action determination, or the request by counsel for the PBG Class Plaintiffs for an award of attorneys’ fees or expenses need not do anything at this time.

Unless the Court otherwise directs, no person will be entitled to object to the approval of the Settlement, the Class action determination or the judgment to be entered in the PBG Action, or otherwise to be heard, except by serving and filing written objections as described above.

Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including the right to appeal) and will be forever barred from raising such objection in this or any other action or proceeding.

X. INTERIM INJUNCTION

Pending final determination of whether the Settlement should be approved, the PBG Class Plaintiffs, all members of the PBG Class, and their counsel, and each of them, and any of their respective representatives, trustees, successors, heirs, and assigns, are barred and enjoined from asserting, commencing, prosecuting, continuing, assisting, instigating, or in any way participating in the commencement or prosecution of any action, whether directly, representatively, derivatively, or in any other capacity, asserting any claims that are, or relate in any way to, the Released Claims against any Released PBG Transaction Persons.

XI. ORDER AND FINAL JUDGMENT OF THE COURT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the PBG Class (and the PAS Class), the parties will ask the Court to enter an Order and Final Judgment, which will, among other things:

1. approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of the PBG Class (and the PAS Class), pursuant to Chancery Court Rule 23(e);

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2. authorize and direct the performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Settlement provided herein; and

3. dismiss the PBG Action (and the PAS Action) with prejudice on the merits and release the defendants, and each of them, and all the Released Persons from the Released Claims.

XII. NOTICE TO THOSE HOLDING STOCK FOR THE BENEFIT OF OTHERS

Brokerage firms, banks, and/or other persons or entities who held shares of PBG common stock for the benefit of others are directed promptly to send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies may be made to:

[Insert Mailing Administrator Once Identified]

XIII. SCOPE OF THE NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the PBG Action, the PAS Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the PBG Action (or the PAS Action), claims which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the PBG Class are referred to the Court files in the PBG Action. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. Questions or comments may be directed to counsel for the PBG Class Plaintiffs:

Michael J. Barry

Grant & Eisenhofer P.A.

1201 N. Market Street

Wilmington, DE 19801

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Michael Wagner

Barroway Topaz Kessler Meltzer & Check, LLP

280 King of Prussia Road

Radnor, PA 19087

DO NOT WRITE OR TELEPHONE THE COURT.

Dated: [                 ], 2010

BY ORDER OF THE COURT

Register in Chancery

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Exhibit C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE PEPSIAMERICAS, INC.	:	CONSOLIDATED
SHAREHOLDERS LITIGATION	:	CIVIL ACTION NO. 4530-VCS

NOTICE OF PENDENCY OF CLASS ACTION,

PROPOSED CLASS ACTION DETERMINATION,

PROPOSED SETTLEMENT OF CLASS ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF PEPSIAMERICAS, INC. AT ANY TIME DURING THE PERIOD BEGINNING ON AND INCLUDING APRIL 20, 2009 THROUGH AND INCLUDING [THE DATE OF THE CONSUMMATION OF THE PAS MERGER], INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS, OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM.

PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).

IF YOU HELD OR TENDERED THE COMMON STOCK OF PEPSIAMERICAS, INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I. PURPOSE OF NOTICE

The purpose of this Notice is to inform you of the proposed settlement (the “Settlement”) of the above-captioned lawsuit (the “PAS Action”) pending in the Court of Chancery of the State of Delaware (the “Court”). This Notice also informs you of the Court’s certification of the PAS Class (as defined below) for purposes of the Settlement and notifies you of your right to participate in a hearing to be held on [            ], 2010 at [X:XX x].m. EST, before the Court in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware (the

“Settlement Hearing”) to determine whether the Court should approve the Settlement as fair, reasonable, adequate, and in the best interests of the PAS Class, to determine whether “Co-Lead Plaintiffs in the PAS Action” City of Ann Arbor Employees’ Retirement System, The General Retirement System of the City of Detroit and the Police and Fire Retirement System of the City of Detroit, Philadelphia Public Employees Retirement System, and Beverly Rosman (also referred to herein as “PAS Class Plaintiffs”) and their counsel have adequately represented the interests of the PAS Class in the PAS Action, and to consider other matters, including a request by counsel for the PAS Class Plaintiffs and their counsel for an award of attorneys’ fees and reimbursement of expenses.

The Court has determined that, for purposes of the Settlement only, the PAS Action shall be preliminarily maintained as a non-opt-out class action under Chancery Court Rules 23(a), 23(b)(1), and 23(b)(2), by the PAS Class Plaintiffs as Class representatives, on behalf of a class consisting of all record holders and beneficial owners of common stock of PepsiAmericas, Inc. (“PAS”) at any time during the period beginning on and including April 20, 2009 through and including [the date of the consummation of the PAS Merger (as defined below)], and excluding the defendants in the PAS Action, members of the immediate family of any individual defendant in the PAS Action, any entity in which a defendant in the PAS Action has or had a controlling interest, officers of the defendants in the PAS Action and the legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person (the “PAS Class”). At the Settlement Hearing, among other things, the Court will consider whether the PAS Class should be certified pursuant to Chancery Court Rule 23 and whether the PAS Class Plaintiffs and their counsel have adequately represented the PAS Class.

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This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.

If the Court approves the Settlement, the parties to the PAS Action will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the PAS Action with prejudice on the merits.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II. BACKGROUND OF THE ACTIONS

The PAS Action arises out of proposals by PepsiCo, Inc. (“PepsiCo”) to acquire the outstanding shares of common stock that it does not already own in its two largest anchor bottlers, PAS and The Pepsi Bottling Group, Inc. (“PBG”). PepsiCo and its subsidiaries collectively own approximately 43.4% of the outstanding common stock of PAS. PepsiCo and its subsidiaries collectively own approximately 32.2% of the outstanding shares of PBG common stock and 100% of the shares of PBG Class B common stock, which represents approximately 39.2% of the combined voting power of the outstanding shares of common stock and Class B common stock of PBG. Two PepsiCo employees, John C. Compton and Cynthia M. Trudell, serve as members of the ten-member board of directors of PBG (the “PBG Board”).

On April 19, 2009, PepsiCo sent letters to the board of directors of PAS (the “PAS Board”) and the PBG Board setting forth non-binding proposals to acquire all of the outstanding shares of common stock that PepsiCo does not already own in PAS and PBG (the “April Proposals”). PepsiCo’s proposal to acquire PAS consisted of 50% cash and 50% PepsiCo

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common stock and valued PAS stock at $23.27 per share. PepsiCo’s proposal to acquire PBG consisted of 50% cash and 50% PepsiCo common stock and valued PBG stock at $29.50 per share. The April Proposals were expressly cross-conditioned on the successful completion of both proposed acquisitions (meaning that PepsiCo’s proposal to acquire PBG was conditioned on the successful acquisition of PAS, and vice versa).

On April 20, 2009, PepsiCo issued a press release announcing the April Proposals and reproducing the full text of the letters sent to the boards of directors of PAS and PBG. PepsiCo’s press release noted, among other things, that each of the proposals was cross-conditioned upon the successful completion of the other transaction. The press release indicated that PepsiCo expected that PAS and PBG each would rely upon a committee of independent directors to review the proposals and that PepsiCo’s proposal to acquire PAS was conditioned upon the approval of a majority of the directors of PAS that are independent of PepsiCo. In addition, the press release noted that PepsiCo had indicated to both PAS and PBG that it was committed to completing the proposed transactions and that it would not consider a disposition of its shares of either company. PepsiCo noted that it expected that the consideration would create annual pre-tax synergies estimated to be more than $200 million.

Beginning on April 20, 2009, putative class action complaints were filed against various combinations of PepsiCo, PAS, PBG, and the individual members of the boards of directors of PAS, and PBG (collectively, the “Defendants”) challenging the fairness of the proposals and the proposed acquisitions in this Court, the District Court for the Fourth Judicial District of the State of Minnesota, County of Hennepin, and the Supreme Court of the State of New York, Counties of Westchester and New York. In total, eight complaints were filed in this Court:

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•	IBEW Local Union 98 v. The Pepsi Bottling Group, Inc. (C.A. No. 4526-VCS) (filed on April 22, 2009);

•	Rosman v. PepsiAmericas Inc. (C.A. No. 4527-VCS) (filed on April 22, 2009);

•	Lehigh County Employees Retirement Plan v. PepsiCo, Inc. (C.A. No. 4528-VCS) (filed on April 23, 2009);

•	Stationary Engineers Local 39 Pension Trust Fund v. The Pepsi Bottling Group, Inc. (C.A. 4529-VCS) (filed on April 23, 2009);

•	City of Ann Arbor Employees’ Retirement System v. Alvarado (C.A. No. 4530-VCS) (filed on April 23, 2009);

•	The General Retirement System of the City of Detroit v. PepsiCo Inc. (C.A. No. 4542-VCS) (filed on April 28, 2009);

•	Wayne County Employees’ Retirement System v. PepsiCo, Inc. (C.A. No. 4544-VCS) (filed on April 28, 2009); and

•	Southeastern Pennsylvania Transportation Authority v. PepsiAmericas, Inc. (C.A. No. 4546-VCS) (filed on April 28, 2009).

Certain of these complaints alleged that Article Tenth of the certificate of incorporation of PAS and Article Seventh of the certificate of incorporation of PBG—which limit the liability of PepsiCo and its officers, directors, and employees for breaches of fiduciary duty by reason of PepsiCo’s pursuit of potential transactions or matters that may be corporate opportunities to PAS or PBG, respectively—were invalid and/or inapplicable to the April Proposals and the proposed transactions insofar as they purport to eliminate liability for breach of fiduciary duty or limit PepsiCo’s fiduciary duty with respect to its proposed acquisitions of PAS and PBG. In addition, the complaints challenged the cross-conditionality of the April Proposals and alleged that the structure of the proposals, coupled with the certificate provisions, could cause the PAS and PBG stockholders not to receive a fair price for their shares.

On April 23, 2009, the PAS Board delegated its full power and authority to a transactions committee, comprised entirely of independent directors (the “PAS Transactions Committee”), to review, evaluate, and, as appropriate, negotiate and decide whether or not to recommend a

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transaction with PepsiCo or any alternative thereto to the PAS Board. The PAS Board also resolved that it could not approve a transaction with PepsiCo or any alternative thereto without receiving the favorable recommendation of the PAS Transactions Committee. The PAS Transactions Committee consists of the following eight independent directors: Archie R. Dykes (chairperson), Herbert M. Baum, Richard G. Cline, Michael J. Corliss, Pierre S. du Pont, Jarobin Gilbert, Jr., James R. Kackley, and Deborah E. Powell. The PAS Board and the PAS Transactions Committee engaged Goldman Sachs as a financial advisor, the PAS Board engaged Briggs and Morgan, P.A. as a legal advisor, and the PAS Transactions Committee engaged Sullivan & Cromwell LLP as a legal advisor. On April 24, 2009, PAS announced that it had formed the PAS Transactions Committee to respond to PepsiCo’s proposal.1

On May 1, 2009, certain of the plaintiffs who had filed actions in the Court moved for an order setting an expedited briefing schedule on a contemplated motion for partial summary judgment on their claims concerning Article Tenth of PAS’s certificate of incorporation and Article Seventh of PBG’s certificate of incorporation. The plaintiffs annexed to their motion for an order setting an expedited briefing schedule a proposed motion for partial summary judgment on these claims.

On May 4, 2009, PBG issued a press release announcing that, based on the unanimous recommendation of the PBG Special Committee, the PBG Board had rejected PepsiCo’s April 19 proposal as grossly inadequate. The press release included the full text of a May 4, 2009 letter to PepsiCo from Mr. Hall and Eric J. Foss, Chairman and Chief Executive Officer of PBG, which stated PBG’s conclusion that PepsiCo’s proposal substantially undervalued PBG. The press

[1]

On April 22, 2009, PBG announced that the PBG Board had created a special committee, comprised entirely of independent directors (the “PBG Special Committee”), to consider and respond to PepsiCo’s proposal to acquire PBG.

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release also disclosed that PBG’s Board had approved the adoption of a stockholder rights plan, retention agreements for certain key employees, and amendments to PBG’s bylaws to include notice and informational requirements for stockholder proposals and stockholder action taken by written consent. Details concerning these actions were provided in a Form 8-K filed by PBG with the Securities and Exchange Commission (the “SEC”) on May 4, 2009.

On May 7, 2009, PAS issued a press release announcing that the PAS Board, based on the recommendation of the PAS Transactions Committee, had unanimously determined that PepsiCo’s proposal to acquire PAS was not acceptable or in the best interest of PAS’s stockholders, and that PAS had amended its existing stockholder rights plan to extend the expiration date of the plan for one year.

Later on May 7, 2009, in response to the announcements by PAS and PBG, PepsiCo issued a press release reiterating its belief that it had made full and fair offers for both PAS and PBG that were in the best interests of PAS, PBG, and their respective stockholders.

On May 11, 2009, PepsiCo announced that PepsiCo, along with Mr. Compton and Ms. Trudell, had filed a complaint against PBG and the other members of the PBG Board in this Court. The complaint alleged that the PBG Board had held a board meeting without providing notice to Mr. Compton and Ms. Trudell, that the defensive measures approved at that meeting and announced on May 4, 2009 were void, and that the stockholder rights plan adopted at that meeting was procedurally and substantively infirm.2

On May 14, 2009, the Court held an initial status conference for the actions pending in

[2]

On May 18, 2009, the PBG Board held a meeting and considered and approved de novo the substance of the actions previously taken by the PBG Board and announced on May 4, 2009. Mr. Compton and Ms. Trudell were present at the beginning of the meeting but subsequently recused themselves. On August 5, 2009, PepsiCo voluntarily dismissed with prejudice PepsiCo’s complaint against PBG and the individual members of the PBG Board (other than Mr. Compton and Ms. Trudell).

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the Court of Chancery, at which the Court and the parties to the lawsuits pending in this Court agreed that the cases should be consolidated into two separate (but coordinated) class actions—one for each of the proposals by PepsiCo to acquire PAS and PBG.

From June 2009 and throughout the summer of 2009, representatives of PepsiCo and its financial advisors met with representatives of the PAS Transactions Committee, the PBG Special Committee, and their respective financial advisors to discuss the April Proposals, the estimated synergies in connection with acquisitions of PAS and PBG by PepsiCo, and the values of PAS and PBG. Representatives of PAS and PBG attended certain of these meetings.

On June 2, 2009, PBG issued a press release announcing an increase in its earnings guidance for the second quarter and fiscal year 2009. In connection with that earnings release, PBG hosted a webcast presentation discussing its revised earnings as well as its perspective on PepsiCo’s proposal to acquire PBG. During the presentation, PBG stated that it estimated that the annual synergies of an acquisition of PBG and PAS by PepsiCo would be in the range of $750 to $850 million.

Later on June 2, 2009, PepsiCo issued a press release reiterating its view that synergies of at least $200 million would be achievable in the proposed acquisitions, stating that PepsiCo believed that there was no justification for PBG’s statement that synergies of $750 million to $850 million were achievable, and stating that PBG had previously communicated to PepsiCo that a combination of PAS and PBG would generate synergies below $100 million.

On June 4, 2009, the plaintiffs in the actions pending before this Court challenging PepsiCo’s proposal to acquire PAS filed a joint stipulation and proposed an order (1) consolidating the actions relating to PAS under the caption In re PepsiAmericas, Inc. Shareholders Litigation (C.A. No. 4530-VCS); and (2) appointing as co-lead counsel in the PAS

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Action, Barroway Topaz Kessler Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., and Abbey Spanier Rodd & Abrams LLP (“Co-Lead Counsel in the PAS Action”).3

On June 5, 2009, the Court entered two orders approving the stipulations filed by Co-Lead Counsel in the PAS Action and Co-Lead Counsel in the PBG Action (together, “Co-Lead Counsel”) and providing for coordination between the PAS Action and the PBG Action.

In addition to the PAS Action and the PBG Action, which are pending before the Court, five actions are currently pending in the state courts of Minnesota and New York. The actions pending in the District Court for the Fourth Judicial District of the State of Minnesota, County of Hennepin are (1) Kahn v. Pohlad (No. 27-CV-09-9023) (filed on April 20, 2009); and (2) Simon v. PepsiAmericas, Inc. (No. 27-CV-09-11054) (filed on May 5, 2009).4 These actions are referred to in this Notice as the “Minnesota Actions.”

The actions pending in the Supreme Court of the State of New York are (1) Electrical Workers Pension Fund, Local 103, I.B.E.W. v. PepsiAmericas, Inc. (No. 09-09261) (filed on April 29, 2009 in Westchester County); (2) Plumbers’ Union Local No. 12 Pension Fund v. The Pepsi Bottling Group, Inc. (No. 09-10892) (filed on May 5, 2009 in Westchester County); and

[3]	On June 1, 2009, the plaintiffs in the actions pending before this Court challenging PepsiCo’s proposal to acquire PBG filed a joint stipulation and proposed an order (1) consolidating the actions relating to PBG under the caption In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS) (the “PBG Action”); (2) appointing as co-lead plaintiffs in the PBG Action, Philadelphia Public Employees Retirement System, City of Ann Arbor Employees’ Retirement System, The General Retirement System of the City of Detroit, The Police and Fire Retirement System of the City of Detroit, IBEW Local Union 98, and Lehigh County Employees Retirement Plan; and (3) appointing as co-lead counsel in the PBG Action, Barroway Topaz Kessler Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., Barrack Rodos & Bacine, and Chimicles & Tikellis LLP (“Co-Lead Counsel in the PBG Action”)
[4]

On June 29, 2009, upon the stipulation of the parties, the District Court for the Fourth Judicial District of the State of Minnesota, County of Hennepin, entered an order consolidating and staying these actions pending resolution of the PAS Action. In addition to these actions, on April 21, 2009, an alleged PAS stockholder filed an action captioned Leone v. PepsiAmericas, Inc. (No. 27-CV-09-9196). This action was consolidated and stayed, along with the Minnesota Actions, pending resolution of the PAS Action. On September 23, 2009, plaintiff Joseph Leone voluntarily dismissed the action captioned Leone v. PepsiAmericas, Inc.

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(3) Asbestos Workers, Local 14 Pension Fund v. The Pepsi Bottling Group, Inc. (No. 09-650270) (filed on May 8, 2009 in New York County).5 These actions are referred to in this Notice as the “New York Actions.”

On June 19, 2009, Co-Lead Counsel filed consolidated class action complaints in each of the PAS Action and the PBG Action. The complaints sought, among other things, damages and declaratory, injunctive, and other equitable relief and alleged, among other things, that the defendants had breached or would breach their fiduciary duties owed to the public stockholders of PAS and PBG, that PepsiCo is a “controlling stockholder” of PAS and PBG, that the April Proposals and the transactions contemplated thereunder were not “entirely fair” to the public stockholders with respect to either price or process, and that PepsiCo had retaliated or would retaliate against PAS and PBG for rejecting the April Proposals. In addition, the complaints alleged that Article Tenth of the certificate of incorporation of PAS and Article Seventh of the certificate of incorporation of PBG—which limit the liability of PepsiCo and its officers, directors, and employees for breaches of fiduciary duty by reason of PepsiCo’s pursuit of potential transactions or matters that may be corporate opportunities to PAS or PBG, respectively—were invalid and/or inapplicable to the April Proposals and the proposed transactions insofar as they purport to eliminate liability for breach of fiduciary duty or limit PepsiCo’s fiduciary duty with respect to its proposed acquisitions of PAS and PBG. The complaint filed in the PAS Action also alleged that PepsiCo’s pursuit of its acquisition of PAS violated Section 3.1 of the Second Amended and Restated Shareholder Agreement, dated

[5]	On October 2, 2009, upon the stipulation of the parties, the Supreme Court of the State of New York, County of New York, entered an order staying the action before it for forty-five days while plaintiff’s counsel conferred with Co-Lead Counsel in the PBG Action. On October 21, 2009, upon the stipulation of the parties, the Supreme Court of the State of New York, County of Westchester, entered an order staying the two actions before it pending resolution of the PBG Action and the PAS Action.

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September 6, 2005, between PepsiCo and PAS (the “PAS Shareholder Agreement”), insofar as PepsiCo’s proposal to acquire PAS did not satisfy any of the criteria for a “Permitted Acquisition,” as that term is defined in the PAS Shareholder Agreement The complaints also challenged the cross-conditionality of the April Proposals and alleged that the structure of the proposals, coupled with the certificate provisions, could cause the PAS and PBG stockholders not to receive a fair price for their shares.

On July 23, 2009, plaintiffs in the PAS Action moved for partial summary judgment on their claims concerning Article Tenth of PAS’s certificate of incorporation and the PAS Shareholder Agreement, and plaintiffs in the PBG Action moved for partial summary judgment on their claims concerning Article Seventh of PBG’s certificate of incorporation.

On August 3, 2009, PepsiCo and PAS (with the approval of the PAS Transactions Committee) entered into a merger agreement (the “PAS Merger Agreement”) pursuant to which PepsiCo will acquire all of the outstanding shares of PAS common stock that it does not already own (the “PAS Merger”). Pursuant to the agreement, PAS stockholders will have the option to elect to receive either $28.50 in cash or 0.5022 shares of PepsiCo common stock for each share of PAS, subject to proration such that the aggregate consideration to be paid to PAS stockholders will be 50% cash and 50% PepsiCo common stock. Also on August 3, 2009, PepsiCo and PBG (with the approval of the PBG Special Committee) entered into a merger agreement (the “PBG Merger Agreement”) pursuant to which PepsiCo will acquire all of the outstanding shares of PBG common stock that it does not already own (the “PBG Merger”). Pursuant to the agreement, PBG stockholders will have the option to elect to receive either $36.50 in cash or 0.6432 shares of PepsiCo common stock for each share of PBG, subject to proration such that the aggregate consideration to be paid to PBG stockholders will be 50% cash and 50% PepsiCo common stock.

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Unlike PepsiCo’s April Proposals, the PBG Merger is not conditioned on the successful completion of the acquisition of PAS. Although the PAS Merger is not conditioned on the successful completion of the acquisition of PBG, the PAS Merger is conditioned on the satisfaction of certain conditions to the PBG Merger concerning antitrust and competition laws.

On August 4, 2009, PepsiCo, PAS, and PBG issued a joint press release announcing the PAS Merger Agreement and the PBG Merger Agreement (together, the “Merger Agreements”). The press release noted that the PAS Merger and the PBG Merger (together, the “Mergers”) are expected to create annual pre-tax synergies of $300 million by 2012.

Defendants, senior management, and the members of the boards of directors of PepsiCo, PAS, and PBG, were advised of the commencement and pendency of the stockholder litigation as well as the claims presented by the litigation. Representatives of Defendants, including PepsiCo, PAS, and PBG, and their respective senior management and boards of directors, were regularly updated regarding the litigation and at all relevant times were aware of the scope and nature of the claims asserted and the pending motions for partial summary judgment. In negotiating the transactions, the directors and management of PepsiCo and the special committees of PAS and PBG sought transaction terms that would be acceptable to the public stockholders of all three companies and could potentially serve as the basis to resolve all litigation concerning the transactions.

Shortly after the August 4 announcement of the Mergers, and throughout August and September 2009, Co-Lead Counsel and counsel for PepsiCo discussed certain concerns that Co-Lead Counsel had relating to the structure of the Mergers and the potential disclosures that PepsiCo would make in connection with the transactions, as well as possible grounds upon

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which to resolve the PAS Action and the PBG Action. Co-Lead Counsel expressed their belief that the transactions should include conditions requiring the affirmative vote of the majority of the outstanding shares not owned by PepsiCo and its affiliates. Counsel for PepsiCo discussed the reasons for the exclusion of such conditions and suggested that PepsiCo, PAS, and PBG would include disclosures concerning those reasons. Co-Lead Counsel also argued that the termination fees and termination tails in the Merger Agreements were too large and should be reduced. Co-Lead Counsel also argued for several other revisions to the terms of the Merger Agreements, including adjustments to the cash proration provisions, inclusion of downside protection for the stock component of the consideration proposed by PepsiCo, and elimination of the “force the vote” provisions. Co-Lead Counsel and counsel for PepsiCo also discussed the participation of Co-Lead Counsel early on in the disclosure process—including before the companies filed the preliminary proxy statements/prospectuses—to resolve, at an early stage, any issues concerning the adequacy of the information provided to the public stockholders of PAS and PBG.

Beginning in early September 2009, Defendants commenced producing documents to Co-Lead Counsel in discovery.

Throughout September 2009, Co-Lead Counsel and counsel to PepsiCo continued to discuss potential grounds upon which to settle the PAS Action and the PBG Action. During the week of September 21, 2009, the parties discussed a potential settlement of the PAS Action and the PBG Action on the following basis:

•

Participation in Drafting Disclosures. PepsiCo, PAS, and PBG would include Co-Lead Counsel in the disclosure process, including providing them with an opportunity to review and comment on the draft preliminary proxy statements/prospectuses before they were filed with the SEC. The settlement would expressly be conditioned upon Co-Lead Counsel being satisfied with the disclosures.

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•

Reduction in the Termination Fees. PepsiCo would reduce (1) the termination fee set forth in Section 11.04(b)(i) of the PAS Merger Agreement from $71.6 million to $50 million; and (2) the termination fee set forth in Section 11.04(b)(i) of the PBG Merger Agreement from $165.3 million to $115 million.

•

Shortening of the Termination Tails. PepsiCo would shorten (1) the termination tail set forth in Section 11.04(b)(ii) of the PAS Merger Agreement from 12 months to 6 months; and (2) the termination tail set forth in Section 11.04(b)(ii) of the PBG Merger Agreement from 12 months to 6 months.

The parties subsequently determined to settle the PAS Action, the PBG Action, the New York Actions, and the Minnesota Actions in accordance with the terms and conditions described below.

III. THE SETTLEMENT AND PARTICIPATION IN THE SETTLEMENT

In consideration for the Settlement (including any claim for attorneys’ fees in connection with the PAS Action and the PBG Action) and the release of all Released Claims (see Section IV below), Defendants have taken the following actions:

A.	PepsiCo, PAS, and PBG included Co-Lead Counsel in the disclosure process, including providing them with an opportunity to review and comment on the draft preliminary proxy statements/prospectuses before they were filed with the SEC. The settlement was expressly conditioned upon Co-Lead Counsel being satisfied that the final disclosures are not materially misleading or omissive.

B.	PepsiCo reduced (1) the termination fee set forth in Section 11.04(b)(i) of the PAS Merger Agreement from $71.6 million to $50 million; and (2) the termination fee set forth in Section 11.04(b)(i) of the PBG Merger Agreement from $165.3 million to $115 million. PepsiCo’s agreement to reduce the termination fees was reflected in letters sent from PepsiCo to the boards of directors of PAS and PBG, dated November 16, 2009.

C.

PepsiCo shortened (1) the termination tail set forth in Section 11.04(b)(ii) of the PAS Merger Agreement from 12 months to 6 months; and (2) the termination tail set forth in Section 11.04(b)(ii) of the PBG Merger Agreement from 12 months to

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6 months. PepsiCo’s agreement to shorten the termination tails was reflected in letters sent from PepsiCo to the boards of directors of PAS and PBG, dated November 16, 2009.

Defendants acknowledge that they, senior management, and the members of the boards of directors of PepsiCo, PAS, and PBG, were advised of the commencement and pendency of the stockholder litigation as well as the claims presented by the litigation. Representatives of Defendants, including PepsiCo, PAS, and PBG, and their respective senior management and boards of directors, were regularly updated regarding the litigation and at all relevant times were aware of the scope and nature of the claims asserted and the pending motions for partial summary judgment. In negotiating the transactions, the directors and management of PepsiCo and the special committees of PAS and PBG sought transaction terms that would be acceptable to the public stockholders of all three companies and could potentially serve as the basis to resolve all litigation concerning the transactions.

Defendants have agreed that all costs of providing this Notice to holders of PAS common stock will be paid by PepsiCo, and in no event shall Plaintiffs, Plaintiffs’ Counsel, or any member of the Classes be responsible for any notice costs or expenses.

If you are a PAS Class member, you will be bound by any judgment entered in the PAS Action whether or not you actually receive this Notice. You may not opt out of the PAS Class.

IV. RELEASES

The Stipulation and Agreement of Compromise, Settlement, and Release, dated November     , 2009 (the “Stipulation”) provides that, subject to Court approval of the Settlement, (a) pursuant to Court of Chancery Rule 23, for good and valuable consideration, the PAS Action (and the PBG Action) shall be dismissed on the merits with prejudice as to all Defendants and against all members of the class, and all Released Claims (as defined below)

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shall be completely, fully, finally, and forever released, relinquished, settled, discharged, and dismissed with prejudice and without costs, as to all Released PAS Transaction Persons (defined below); and (b) any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, material or immaterial, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the PAS Action or the PBG Action, or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state law, statutory or common law, relating to alleged fraud, breach of any duty, negligence, violations of state or federal securities laws or otherwise), whether individual, class, derivative, representative, legal, equitable, or any other type or in any other capacity, which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to the allegations, facts, events, transactions, matters, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, embraced, involved in, set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the PAS Action, the PBG Action, the Minnesota Actions, or the New York Actions, the institution, prosecution, or settlement of the Actions, the Minnesota Actions, or the New York Actions, or the subject matter of the PAS Action, the PBG Action, the Minnesota Actions, or the New York Actions, and including without limitation any claims (whether or not asserted) in any way related to the consideration of, decision to enter, or entry into the Merger Agreements, the April Proposals, the PAS Merger, the PBG Merger, transactions related to the PAS Merger, the PBG Merger, or the Merger Agreements, the consideration paid in the PAS Merger or the PBG Merger, the negotiations preceding the PAS Merger, the PBG Merger, or the Merger

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Agreements, the adequacy and completeness of disclosures made in connection with the PAS Merger, the PBG Merger, the Merger Agreements, transactions related to the PAS Merger, the PBG Merger, the Merger Agreements, and/or consideration paid in the PAS Merger or the PBG Merger (including, but not limited to, public statements and SEC filings), and any alleged breaches of the fiduciary duties of the Defendants, or the aiding and abetting thereof (collectively, the “Released Claims”), by or on behalf of any member of the PAS Class (or any of their respective successors in interest, predecessors, counsel, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, or any person or entity acting for them or on their behalf) against any and all of PepsiCo, PAS, and the individual members of the PAS board of directors, and their respective relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and any and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released PAS Transaction Persons”), shall be individually and collectively, completely, fully, finally, and forever released, relinquished, and discharged; provided, however, that the Released Claims shall not be construed to limit the right of the parties to the PAS Action or any members of the PAS Class to enforce the terms of the Stipulation or any properly perfected claims for appraisal in connection with the PAS Merger.6

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In addition, the Stipulation provides that, subject to Court approval of the Settlement, any and all Released Claims, by or on behalf of any member of the class of PBG stockholders (the “PBG Class”) (or any of their respective successors in interest, predecessors, counsel, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, or any person or entity acting for them or on their behalf) against any and all of PepsiCo, PBG, and the individual members of the PBG board of directors, and their respective relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and each and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released PBG Transaction Persons”), shall be individually and collectively, completely, fully, finally, and forever released, relinquished, and discharged; provided, however, that the Released Claims shall not be construed to limit the right of the parties to the PBG Action (including co-lead plaintiffs in the PBG Class (the “PBG Class Plaintiffs”)) or any members of the PBG Class to enforce the terms of the Stipulation or any properly perfected claims for appraisal in connection with the PBG Merger. References in this Notice to “Released Persons” refer to the Released PAS Transaction Persons, the Released PBG Transaction Persons, the Released PAS Plaintiffs Persons, and the Released PBG Plaintiffs Persons (as defined herein).

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The Stipulation also provides that PepsiCo, PAS, the individual members of the PAS Board, and their respective counsel, individually and collectively, shall completely, fully, finally, and forever release, relinquish, settle, and discharge the PAS stockholder plaintiffs in the PAS Action, the Minnesota Actions, and the New York Action, and their respective counsel, relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and any and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released PAS Plaintiffs Persons”) from any and all of the Released Claims.7

[7]

The Stipulation also provides that PepsiCo, PBG, the individual members of the PBG Board, and their respective counsel, individually and collectively, shall completely, fully, finally, and forever release, relinquish, settle, and discharge the PBG stockholder plaintiffs in the PBG Action and the New York Action, and their respective counsel, relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and any and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns (collectively, the “Released PBG Plaintiffs Persons”) from any and all of the Released Claims.

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If the Settlement becomes final, the releases will extend to claims that the parties granting the releases (the “Releasing Persons”) may not know or suspect to exist at the time of the release, which, if known, might have affected their decision to enter into this release or whether or how to object to the Court’s approval of the Settlement. The Releasing Persons, including each member of the PAS Class, shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which may have the effect of limiting the release set forth above. In particular, the Releasing Persons, including each member of the PAS Class, shall be deemed to have relinquished to the full extent permitted by law the provisions, rights, and benefits of section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Persons, including each member of the PAS Class, shall be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to section 1542 of the California Civil Code. The parties do not and shall not concede that any law, other than the law of the State of Delaware, is applicable to the Stipulation or the release of the Released Claims. The Releasing Persons, including each member of the PAS Class, acknowledge that the Releasing Persons may discover facts in addition to or different from those now known or

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believed to be true with respect to the Released Claims, but that it is the intention of the Releasing Persons, including each member of the PAS Class, to hereby completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts.

V. REASONS FOR THE SETTLEMENT

Co-Lead Counsel have reviewed and analyzed the facts and circumstances relating to the claims asserted in the PAS Action (and the PBG Action), as known by plaintiffs and Co-Lead Counsel to date, including conducting discussions with counsel to PepsiCo, PAS, and PBG, and analyzing thousands of pages of non-public documents produced by Defendants, documents obtained through public sources, applicable case law, and other authorities. Based on this investigation, PAS Class Plaintiffs (and PBG Class Plaintiffs) have decided to enter into the Stipulation and settle the PAS Action (and the PBG Action) based upon the terms and conditions hereinafter set forth, after taking into account, among other things, (1) the substantial benefits to the PAS Class (and the PBG Class) from the litigation of the PAS Action and the PBG Action and the Settlement; (2) the risks of continued litigation in these actions; and (3) the conclusion reached by the parties and their counsel that the Settlement upon the terms and provisions set forth herein is fair, reasonable, adequate, and in the best interests of the PAS Class (and the PBG Class) and will result in a material benefit to them.

Counsel in the Minnesota Actions and the New York Actions have reviewed and analyzed the facts and circumstances relating to the claims asserted in those actions, known to plaintiffs and their counsel in those actions to date, including analyzing documents obtained

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through publicly available sources, applicable case law, and other authorities. Based on this investigation, plaintiffs in the Minnesota Actions and the New York Actions have decided to enter into the Stipulation and dismiss with prejudice those actions based upon the terms and conditions hereinafter set forth, after taking into account, among other things, (1) the substantial benefits to members of the PAS Class (and the PBG Class) from the litigation of the PAS Action and the PBG Action and the Settlement; (2) the risks of continued litigation in the Minnesota Actions and the New York Actions; and (3) the conclusion reached by the parties and their counsel that the Settlement upon the terms and provisions set forth herein is fair, reasonable, adequate, and in the best interests of the PAS Class (and the PBG Class) and will result in a material benefit to them.

Defendants have denied, and continue to deny, any wrongdoing or liability with respect to all claims, events, and transactions complained of in the PAS Action, the PBG Action, the Minnesota Actions, or the New York Actions, that they engaged in any wrongdoing, that they committed any violation of law, that they breached any fiduciary duties or acted in bad faith, and liability of any kind to the PAS Class (or the PBG Class), but state that they consider it desirable that the PAS Action, the PBG Action, the Minnesota Actions, and the New York Actions be dismissed on the merits and with prejudice, in order to (1) avoid the substantial expense, burden, and risk of continued litigation; (2) dispose of potentially burdensome and protracted litigation; and (3) finally put to rest and terminate the claims asserted in the PAS Action, the PBG Action, the Minnesota Actions, and the New York Actions and dispel any uncertainty that may exist as a result of the pendency of the litigations.

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VI. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

PAS Class Plaintiffs, PBG Class Plaintiffs, and Co-Lead Counsel [have petitioned][intend to petition] the Court for an award of up to seven million, seven hundred and fifty thousand dollars ($7,750,000.00) for attorneys’ fees and expenses (including costs, disbursements, and expert and consultant fees) in connection with the litigations described in this Notice to be paid by PepsiCo. Defendants agree not to oppose any such petition and acknowledge that Co-Lead Counsel have a claim for attorneys’ fees and reimbursement of expenses in the PAS Action and the PBG Action based upon the benefits that the litigation of the PAS Action and the PBG Action and the Settlement have provided and will provide to the Classes. PepsiCo, on behalf of and for the benefit of itself and the other Defendants, agrees to pay any final award of fees and expenses by the Court, not to exceed the amounts specified in the first sentence of this paragraph.

The parties agreed that resolution of the petition for an award of attorneys’ fees and expenses is not a precondition to this Settlement or to the dismissal with prejudice of the PAS Action, the PBG Action, the Minnesota Actions, or the New York Actions, and the Court can consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any award of attorneys’ fees and expenses. The parties agreed that any dispute regarding the allocation or division of any fees and expenses among counsel for the Plaintiffs would have no effect on the Stipulation or the Settlement.

VII. CLASS ACTION DETERMINATION

The Court has ordered that, for purposes of the Settlement only, the PAS Action shall be preliminarily maintained as a class action by the named PAS Class Plaintiffs as Class representatives, pursuant to Chancery Court Rules 23(a), 23(b)(1), and 23(b)(2), with the PAS Class defined as set forth above.8

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Similarly, the Court has ordered that, for purposes of the Settlement only, the PBG Action shall be preliminarily maintained as a class action pursuant to Chancery Court Rules 23(a), 23(b)(1), and 23(b)(2).

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Inquiries or comments about the Settlement may be directed to the attention of counsel for the PAS Class Plaintiffs as follows:

Michael J. Barry

Grant & Eisenhofer P.A.

1201 N. Market Street

Wilmington, DE 19801

Michael Wagner

Barroway Topaz Kessler Meltzer & Check, LLP

280 King of Prussia Road

Radnor, PA 19087

VIII. SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing, which will be held on [                    , 2010] at [X:XX x].m. EST, in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 to: (1) determine whether the preliminary certifications discussed herein should be made final; (2) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of the PAS Class (and the PBG Class); (3) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation; (4) consider the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; (5) hear and determine any objections to the Settlement or the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; and (6) rule on such other matters as the Court may deem appropriate.

The Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

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The Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to the Classes.

IX. RIGHT TO APPEAR AND OBJECT

Any member of the PAS Class who (1) objects to the: (a) Settlement, (b) Class action determination, (c) adequacy of representation by the PAS Class Plaintiffs and their counsel, (d) dismissal of the PAS Action, (e) judgment to be entered in the PAS Action, and/or (f) request by Co-Lead Counsel for fees and reimbursement of costs and expenses; or (2) otherwise wishes to be heard, may appear in person or by his or her or its attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant. If you want to do so, however, you must, not later than ten (10) calendar days prior to the Settlement Hearing, file with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801: (1) a written notice of intention to appear, (2) proof of your membership in the PAS Class, (3) a detailed statement of your objections to any matters before the Court, and (4) the grounds thereof or the reasons for your desiring to appear and be heard, as well as documents or writings you desire the Court to consider. Also, on or before the date you file such papers, you must serve them by hand or overnight courier upon each of the following attorneys of record:

Michael J. Barry

GRANT & EISENHOFER P.A.

1201 N. Market Street

Wilmington, DE 19801

Michael Wagner

BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP

280 King of Prussia Road

Radnor, PA 19087

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Allen M. Terrell, Jr.

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, DE 19801

S. Mark Hurd

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

P.O. Box 1347

1201 North Market Street, 18th Floor

Wilmington, DE 19801

P. Clarkson Collins, Jr.

MORRIS JAMES LLP

500 Delaware Avenue, Suite 1500

Wilmington, DE 19801

Any PAS Class member who does not object to the Settlement, the Class action determination, or the request by counsel for the PAS Class Plaintiffs for an award of attorneys’ fees or expenses need not do anything at this time.

Unless the Court otherwise directs, no person will be entitled to object to the approval of the Settlement, the Class action determination or the judgment to be entered in the PAS Action, or otherwise to be heard, except by serving and filing written objections as described above.

Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including the right to appeal) and will be forever barred from raising such objection in this or any other action or proceeding.

X. INTERIM INJUNCTION

Pending final determination of whether the Settlement should be approved, the PAS Class Plaintiffs, all members of the PAS Class, and their counsel, and each of them, and any of their respective representatives, trustees, successors, heirs, and assigns, are barred and enjoined

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from asserting, commencing, prosecuting, continuing, assisting, instigating, or in any way participating in the commencement or prosecution of any action, whether directly, representatively, derivatively, or in any other capacity, asserting any claims that are, or relate in any way to, the Released Claims against any Released PAS Transaction Persons.

XI. ORDER AND FINAL JUDGMENT OF THE COURT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the PAS Class (and the PBG Class), the parties will ask the Court to enter an Order and Final Judgment, which will, among other things:

1. approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate, and in the best interests of the PAS Class (and the PBG Class), pursuant to Chancery Court Rule 23(e);

2. authorize and direct the performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Settlement provided herein; and

3. dismiss the PAS Action (and the PBG Action) with prejudice on the merits and release the defendants, and each of them, and all the Released Persons from the Released Claims.

XII. NOTICE TO THOSE HOLDING STOCK FOR THE BENEFIT OF OTHERS

Brokerage firms, banks, and/or other persons or entities who held shares of PAS common stock for the benefit of others are directed promptly to send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies may be made to:

[Insert Mailing Administrator Once Identified]

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XIII. SCOPE OF THE NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the PAS Action, the PBG Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the PAS Action (or the PBG Action), claims which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the PAS Class are referred to the Court files in the PAS Action. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. Questions or comments may be directed to counsel for the PBG Class Plaintiffs:

Michael J. Barry

Grant & Eisenhofer P.A.

1201 N. Market Street

Wilmington, DE 19801

Michael Wagner

Barroway Topaz Kessler Meltzer & Check, LLP

280 King of Prussia Road

Radnor, PA 19087

DO NOT WRITE OR TELEPHONE THE COURT.

Dated:[                    ], 2010

BY ORDER OF THE COURT

Register in Chancery

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Exhibit D

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE THE PEPSI BOTTLING GROUP,	:	CONSOLIDATED
INC., SHAREHOLDERS LITIGATION	:	CIVIL ACTION NO. 4526-VCS

IN RE PEPSIAMERICAS, INC.	:	CONSOLIDATED
SHAREHOLDERS LITIGATION	:	CIVIL ACTION NO. 4530-VCS

ORDER AND FINAL JUDGMENT

A hearing having been held before this Court (the “Court”) on                          , 2010, pursuant to the Court’s Order of                          , 2009 (the “Scheduling Order”), upon a Stipulation and Agreement of Compromise, Settlement, and Release, filed on November     , 2009 (the “Stipulation”), in the action captioned In re The Pepsi Bottling Group, Inc., Shareholders Litigation (C.A. No. 4526-VCS) (the “PBG Action”) and in the action captioned In re PepsiAmericas, Inc. Shareholders Litigation (C.A. No. 4530-VCS) (the “PAS Action”) that was joined and consented to by all the parties to the PBG Action and the PAS Action, which Scheduling Order and Stipulation are incorporated herein by reference; it appearing that due notice of said hearing was given in accordance with the aforementioned Scheduling Order and that said notice was adequate and sufficient; and the parties having appeared by their attorneys of record; and the attorneys for the respective parties having been heard in support of the Settlement of the PBG Action and the PAS Action; and an opportunity to be heard having been given to all other persons desiring to be heard as provided in the notice; and the entire matter of the Settlement having been considered by the Court,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this      day of                     , 2010, as follows:

1. Unless otherwise defined herein, all defined terms shall have the meanings as set forth in the Stipulation.

2. The Notice of Pendency of Class Action, Proposed Class Action Determination, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear concerning the PBG Action (the “PBG Notice”) has been given to the PBG Class (as defined herein) pursuant to and in the manner directed by the Scheduling Order; proof of the mailing of the PBG Notice was filed with the Court; and full opportunity to be heard has been offered to all parties, the PBG Class, and persons in interest. The form and manner of the PBG Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Delaware Court of Chancery Rule 23, due process, and applicable law, and it is further determined that all members of the PBG Class are bound by the Order and Final Judgment herein.

3. The Notice of Pendency of Class Action, Proposed Class Action Determination, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear concerning the PAS Action (the “PAS Notice”) has been given to the PAS Class (as defined herein) pursuant to and in the manner directed by the Scheduling Order; proof of the mailing of the PAS Notice was filed with the Court; and full opportunity to be heard has been offered to all parties, the PAS Class, and persons in interest. The form and manner of the PAS Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Delaware Court of Chancery Rule 23, due process, and applicable law, and it is further determined that all members of the PAS Class are bound by the Order and Final Judgment herein.

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4. Based on the record in the PBG Action, each of the provisions of Delaware Court of Chancery Rule 23 has been satisfied, and the PBG Action has been properly maintained according to the provisions of Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2). Specifically, this Court finds that (a) the PBG Class is so numerous that joinder of all members is impracticable; (b) there are questions of law and fact common to the PBG Class; (c) the claims of PBG Class Plaintiffs (as defined herein) as representative plaintiffs are typical of the claims of the PBG Class; and (d) the PBG Class Plaintiffs and their counsel have fairly and adequately protected and represented the interests of the PBG Class.

5. Based on the record in the PAS Action, each of the provisions of Delaware Court of Chancery Rule 23 has been satisfied, and the PAS Action has been properly maintained according to the provisions of Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2). Specifically, this Court finds that (a) the PAS Class is so numerous that joinder of all members is impracticable; (b) there are questions of law and fact common to the PAS Class; (c) the claims of PAS Class Plaintiffs (as defined herein) as representative plaintiffs are typical of the claims of the PAS Class; and (d) the PAS Class Plaintiffs and their counsel have fairly and adequately protected and represented the interests of the PAS Class.

6. The PBG Action is hereby finally certified as a non-opt-out class action, pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), on behalf of a class consisting of all record holders and beneficial owners of PBG common stock at any time during the period beginning on and including April 20, 2009 through and including the date of the consummation of the PBG Merger, and excluding the defendants in the PBG Action, members of the immediate family of any individual defendant in the PBG Action, any entity in which a

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defendant in the PBG Action has or had a controlling interest, officers of the defendants in the PBG Action, and the legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person (the “PBG Class”). Further, Philadelphia Public Employees Retirement System, City of Ann Arbor Employees’ Retirement System, The General Retirement System of the City of Detroit, The Police and Fire Retirement System of the City of Detroit, IBEW Local Union 98, and Lehigh County Employees Retirement Plan (collectively, the “PBG Class Plaintiffs” or the “Co-Lead Plaintiffs in the PBG Action”) are finally certified as PBG Class representatives. The law firms of Barroway Topaz Kessler Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., Barrack Rodos & Bacine, and Chimicles & Tikellis LLP are finally certified as the co-lead counsel to the PBG Class Plaintiffs (collectively, the “Co-Lead Counsel in the PBG Action”).

7. The PAS Action is hereby finally certified as a non-opt-out class action, pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2), on behalf of a class consisting of all record holders and beneficial owners of PAS common stock at any time during the period beginning on and including April 20, 2009 through and including the date of the consummation of the PAS Merger, and excluding the defendants in the PAS Action, members of the immediate family of any individual defendant in the PAS Action, any entity in which a defendant in the PAS Action has or had a controlling interest, officers of the defendants in the PAS Action, and the legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person (the “PAS Class”). Further, City of Ann Arbor Employees’ Retirement System, The General Retirement System of the City of Detroit and the Police and Fire Retirement System of the City of Detroit, Philadelphia Public Employees Retirement System,

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and Beverly Rosman (collectively, the “PAS Class Plaintiffs” or the “Co-Lead Plaintiffs in the PAS Action”) are finally certified as PAS Class representatives. The law firms of Barroway Topaz Kessler Meltzer & Check, LLP, Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer P.A., and Abbey Spanier Rodd & Abrams LLP are finally certified as the co-lead counsel to the PAS Class Plaintiffs (collectively, the “Co-Lead Counsel in the PAS Action”).

8. The Settlement is found to be fair, reasonable, adequate, and in the best interests of the PBG Class and the PAS Class, and is hereby approved pursuant to Delaware Court of Chancery Rule 23(e). The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Register in Chancery is directed to enter and docket this Order and Final Judgment in each of the PBG Action and the PAS Action.

9. This Court has jurisdiction over the subject matter of the PBG Action and the PAS Action, including all matters necessary to effectuate the Settlement and this Final Judgment and over all parties to the PBG Action and PAS Action.

10. The PBG Action and the claims asserted therein are hereby dismissed on the merits with prejudice as to all defendants in the PBG Action and against all members of the PBG Class on the merits and, except as provided in the Stipulation, without fees or costs (except as provided below in paragraph 19.

11. The PAS Action and the claims asserted therein are hereby dismissed on the merits with prejudice as to all defendants in the PAS Action and against all members of the PAS Class on the merits and, except as provided in the Stipulation, without fees or costs (except as provided below in paragraph 19.

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12. Any and all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, material or immaterial, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the PBG Action or the PAS Action, or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state law, statutory or common law, relating to alleged fraud, breach of any duty, negligence, violations of state or federal securities laws or otherwise), whether individual, class, derivative, representative, legal, equitable, or any other type or in any other capacity, which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to the allegations, facts, events, transactions, matters, acts, occurrences, statements, representations, misrepresentations, omissions, or any other matter, thing, or cause whatsoever, embraced, involved in, set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the PBG Action, the PAS Action, the Minnesota Actions, or the New York Actions, the institution, prosecution, or settlement of the Actions, the Minnesota Actions, or the New York Actions, or the subject matter of the PBG Action, the PAS Action, the Minnesota Actions, or the New York Actions, and including without limitation any claims (whether or not asserted) in any way related to the consideration of, decision to enter, or entry into the Merger Agreements, the April Proposals, the PBG Merger, the PAS Merger, transactions related to the PBG Merger, the PAS Merger, or the Merger Agreements, the consideration paid in the PBG Merger or the PAS Merger, the negotiations preceding the PBG Merger, the PAS Merger, or the Merger Agreements, the adequacy and completeness of disclosures made in connection with the PBG

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Merger, the PAS Merger, the Merger Agreements, transactions related to the PBG Merger, the PAS Merger, the Merger Agreements, and/or consideration paid in the PBG Merger or the PAS Merger (including, but not limited to, public statements and SEC filings), and any alleged breaches of the fiduciary duties of the Defendants, or the aiding and abetting thereof (collectively, the “Released Claims”), by or on behalf of any member of the PBG Class (or any of their respective successors in interest, predecessors, counsel, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, or any person or entity acting for them or on their behalf) against any and all of PepsiCo, PBG, and the individual members of the PBG board of directors, and their respective relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and each and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns, shall be individually and collectively, completely, fully, finally, and forever released, relinquished, and discharged; provided, however, that the Released Claims shall not be construed to limit the right of the PBG Class Plaintiffs or any members of the PBG Class to enforce the terms of the Stipulation or any properly perfected claims for appraisal in connection with the PBG Merger.

13. Any and all Released Claims, by or on behalf of any member of the PAS Class (or any of their respective successors in interest, predecessors, counsel, representatives, trustees,

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executors, administrators, heirs, assigns, or transferees, immediate and remote, or any person or entity acting for them or on their behalf) against any and all of PepsiCo, PAS, and the individual members of the PAS board of directors, and their respective relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and each and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns, shall be individually and collectively, completely, fully, finally, and forever released, relinquished, and discharged; provided, however, that the Released Claims shall not be construed to limit the right of the PAS Class Plaintiffs or any members of the PAS Class to enforce the terms of the Stipulation or any properly perfected claims for appraisal in connection with the PAS Merger.

14. Any and all Released Claims, by or on behalf of PepsiCo, PBG, the individual members of the PBG Board, or their respective counsel, against any and all of the PBG stockholder plaintiffs in the PBG Action or the New York Actions, and their respective counsel, and their respective relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and each and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs,

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executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns, shall be individually and collectively, completely, fully, finally, and forever released, relinquished, and discharged; provided, however, that the Released Claims shall not be construed to limit the right of the Defendants or their counsel to enforce the terms of the Stipulation.

15. Any and all Released Claims, by or on behalf of PepsiCo, PAS, the individual members of the PAS Board, or their respective counsel, against any and all of the PAS stockholder plaintiffs in the PAS Action, the Minnesota Actions, or the New York Actions, and their respective counsel, and their respective relatives or family members, parent entities, associates, affiliates, subsidiaries, or trusts, and each and all of their respective past, present, or future officers, directors, record or beneficial stockholders, agents, representatives, employees, attorneys, advisors (including financial or investment advisors), consultants, accountants, law firms, investment bankers, commercial bankers, trustees, insurers, co-insurers and reinsurers, heirs, executors, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, and assigns, shall be individually and collectively, completely, fully, finally, and forever released, relinquished, and discharged; provided, however, that the Released Claims shall not be construed to limit the right of the Defendants or their counsel to enforce the terms of the Stipulation.

16. The releases extend to claims that the parties granting the release (the “Releasing Persons”) do not know or suspect to exist at the time of the releases, which if known, might have affected the Releasing Persons’ decision to enter into the releases or whether or how to object to

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the Court’s approval of the Settlement. The Releasing Persons shall be deemed to waive any and all provisions, rights, and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law or foreign law, which may have the effect of limiting the releases set forth above. In particular, the Releasing Persons shall be deemed to have relinquished to the full extent permitted by law the provisions, rights, and benefits of section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Persons shall be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or elsewhere which is similar, comparable, or equivalent to California Civil Code section 1542. The Releasing Persons are deemed to have settled and released fully, finally, and forever any and all claims released hereby, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts. The parties to the Stipulation acknowledged that the foregoing waiver was separately bargained for and is a material term of the Settlement.

17. The PBG Class Plaintiffs, the PAS Class Plaintiffs, and Co-Lead Counsel in the PBG Action and Co-Lead Counsel in the PAS Action (collectively, “Co-Lead Counsel”), and all members of the PBG Class and the PAS Class, and each of them, and any of their respective representatives, trustees, successors, heirs, and assigns are hereby permanently barred and

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enjoined from asserting, commencing, prosecuting, assisting, instigating, continuing, or in any way participating in the commencement or prosecution of any action, whether directly, representatively, derivatively, or in any other capacity, asserting any claims that are, or relate in any way to, the Released Claims that are released pursuant to this Order and Final Judgment or under the Stipulation.

18. Neither the Stipulation, the Settlement, this Final Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or lack of validity of any Released Claims or any wrongdoing or liability of Defendants; (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the parties in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal; or (c) is or may be alleged or mentioned so as to contravene clause (a) above in any litigation or other action unrelated to the enforcement of the Stipulation. Notwithstanding the foregoing, any of the Released Persons may file the Stipulation or any judgment or order of the Court related hereto, in the Minnesota Actions, the New York Actions, or any other action that may be brought against them, in order to support any and all defenses or counterclaims based on res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.

19. Co-Lead Counsel is hereby awarded attorneys’ fees and expenses in the amount of $            , which sum the Court finds to be fair and reasonable and which shall be paid to Co-Lead Counsel in accordance with the terms of the Stipulation.

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20. The effectiveness of the Order and Final Judgment and the obligations of the PBG Class Plaintiffs, the PAS Class Plaintiffs, Co-Lead Counsel, the PBG Class, the PAS Class, and the Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal that relates solely to the issue of Co-Lead Counsel’s application for an award of attorneys’ fees and expenses.

21. Without affecting the finality of this Order and Final Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration and consummation of the Settlement.

The Honorable Leo E. Strine, Jr.
Vice Chancellor

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